Section 240.14a-101 Schedule 14A.
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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[   ] Preliminary Proxy Statement
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[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Becton, Dickinson & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
www.bd.com

December 22, 2008

Dear Fellow Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) to be held at 1:00 p.m. EST on Tuesday, February 3, 2009 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. You will find directions to the meeting on the back cover of the accompanying proxy statement.

The notice of meeting and proxy statement describe the matters to be acted upon at the meeting. We also will report on matters of interest to BD shareholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting. You may vote by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided. If you do not vote by internet, telephone or mail, you may vote in person at the Annual Meeting.

Thank you for your continued support of BD.

Sincerely,

EDWARD J. LUDWIG Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880

December 22, 2008

The 2009 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) will be held as follows:

DATE:	Tuesday, February 3, 2009
TIME:	1:00 p.m. EST
LOCATION:	Hilton Short Hills 41 John F. Kennedy Parkway Short Hills, New Jersey
PURPOSE:	To consider and act upon the following proposals:
	1.	To elect as directors the four nominees named in the attached proxy statement for a three-year term (unless Proposal 3 passes, in which case the term will be one year);
	2.	The ratification of the selection of the independent registered public accounting firm;
	3.	Approval of an amendment to BD’s Restated Certificate of Incorporation to provide for the annual election of directors;
	4.	Approval of an amendment to the 2004 Employee and Director Equity-Based Compensation Plan;
	5.	Approval of material terms of performance goals;
	6.	A shareholder proposal relating to special shareholder meetings;
	7.	A shareholder proposal relating to cumulative voting; and
	8.	Such other business as may properly come before the meeting.

Shares represented by properly executed proxies will be voted in accordance with the instructions specified therein. Shares represented by proxies that are not limited to the contrary will be voted for the election as directors of the persons nominated in the accompanying proxy statement (Proposal 1), for Proposals 2, 3, 4 and 5, and against Proposals 6 and 7.

BD’s proxy statement and 2008 Annual Report to Shareholders are available at www.bd.com/investors/.

Shareholders of record at the close of business on December 12, 2008 will be entitled to attend and vote at the meeting.

By order of the Board of Directors,

DEAN J. PARANICAS

Vice President, Corporate Secretary and Public Policy

It is important that your shares be represented and voted,
whether or not you plan to attend the meeting.

YOU CAN VOTE BY PROXY OR SUBMIT VOTING INSTRUCTIONS IN
ONE OF THREE WAYS:

1.	VIA THE INTERNET: Visit the website noted on your proxy/voting instruction card.

2.	BY TELEPHONE: Use the toll-free telephone number noted on your proxy/voting instruction card.

3.	BY MAIL: Promptly return your signed and dated proxy/voting instruction card in the enclosed envelope.

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS
Tuesday, February 3, 2009

BECTON, DICKINSON AND COMPANY
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880

GENERAL INFORMATION

Proxy Solicitation

These proxy materials are being mailed or otherwise sent to shareholders of Becton, Dickinson and Company (“BD”) on or about December 22, 2008 in connection with the solicitation of proxies by the Board of Directors for BD’s Annual Meeting of Shareholders (the “2009 Annual Meeting”) to be held at 1:00 p.m. EST on Tuesday, February 3, 2009 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. This proxy statement and BD’s 2008 Annual Report to Shareholders are also available at www.bd.com/investors/.

Directors, officers and other BD associates also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. BD has retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee not to exceed $20,000 plus expenses. The cost of soliciting proxies will be borne by BD.

Shareholders Entitled to Vote; Attendance at the Meeting

Shareholders of record at the close of business on December 12, 2008 are entitled to notice of and to vote at the meeting. As of such date, there were 240,984,655 shares of BD common stock outstanding, each entitled to one vote.

If your shares are held in the name of a bank, broker or other holder of record (also known as “street name”) and you wish to attend the meeting, you must present proof of ownership as of the record date, such as a current bank or brokerage account statement, to be admitted. BD also may request appropriate identification as a condition of admission.

Quorum; Required Vote

The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Abstentions and shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners (“broker non-votes”) are treated as present for the purposes of determining a quorum.

Directors are elected by a plurality of the votes cast at the meeting (Proposal 1). Under New Jersey law, abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote for directors. Under BD’s Corporate Governance Principles (the “Principles”), any nominee for director who receives a greater number of votes “withheld” than votes “for” is required to offer to submit his or her resignation from the Board following the shareholder vote. The Board will consider what action is to be taken with respect to the same. We will publicly disclose the Board’s decision. A more detailed description of these procedures is contained on page 17 under the heading “Corporate Governance—Significant Governance Practices—Voting for Directors” and in the Principles, which are attached as Appendix A to this proxy statement and also are available on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of the Principles may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 1-201-847-6800.

Approval of Proposal 3 requires the affirmative vote of two-thirds of the shares entitled to vote thereon. Approval of Proposals 2, 4, 5, 6 and 7 requires the affirmative vote of a majority of the votes cast at the meeting. Under New Jersey law, in determining whether any of these proposals has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote. Proposals 1, 2 and 3 are “discretionary items” and New York Stock Exchange (“NYSE”) member brokers that do not receive instructions on how to vote may cast those votes in their discretion.

How to Vote

Shareholders of record may attend and cast their votes at the meeting. In addition, shareholders of record may cast their vote by proxy and participants in the BD plans described below may submit their voting instructions by:

(1) using the internet and voting at the website listed on the enclosed proxy/voting instruction card (the “proxy card”);

(2) using the toll-free telephone number listed on the enclosed proxy card; or

(3) signing, completing and returning the enclosed proxy card in the enclosed postage-paid envelope.

Votes cast through the internet and telephone voting procedures are authenticated by use of a personal identification number. This procedure allows shareholders to appoint a proxy, and the various plan participants to provide voting instructions, and to confirm that their actions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. If you vote through the internet or by telephone, you do not need to return your proxy card. In order to be timely processed, voting instructions submitted by participants in BD’s Global Share Investment Program (“GSIP”) must be received by 12:00 p.m. EST on January 28, 2009, and voting instructions submitted by participants in all other BD plans must be received by 12:00 p.m. EST on January 30, 2009. All proxies submitted through the internet or by telephone must be received by 11:00 a.m. EST on February 3, 2009.

If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by them, or by following their instructions for voting through the internet or by telephone. In the alternative, you may vote in person at the meeting if you obtain a valid proxy from your bank, broker or other nominee and present it at the meeting.

Savings Incentive Plan (SIP)

Participants in SIP may instruct the SIP trustee how to vote all shares of BD common stock allocated to their SIP accounts. The SIP trustee will vote the SIP shares for which it has not received instructions in the same proportion as the SIP shares for which it has received instructions.

Participants in Other Plans

Participants in the Savings Incentive Plan of Med-Safe Systems, Inc., a wholly-owned subsidiary of BD (the “Med-Safe Plan”), may instruct the Med-Safe Plan’s trustee how to vote all shares of BD common stock allocated to their accounts. The Med-Safe Plan’s trustee will vote shares for which it has not received instructions in the same proportion as the shares for which it has received instructions.

Participants in BD’s Deferred Compensation and Retirement Benefit Restoration Plan (“DCP”), 1996 Directors’ Deferral Plan (“DDP”), and, if so provided under the terms of the local country GSIP plan, GSIP, may provide voting instructions for all shares of BD common stock allocated to that person’s plan account.

Proxies representing shares of BD common stock held of record also will serve as proxies for shares held under the Direct Stock Purchase Plan sponsored and administered by Computershare Trust Company, N.A. and any shares of BD common stock allocated to participants’ accounts under the DDP, SIP, DCP, the Med-Safe Plan and GSIP, if the registrations are the same. Separate mailings will be made for shares not held under the same registrations.

Revocation of Proxies

A proxy given by a shareholder of record may be revoked at any time before it is voted by sending written notice of revocation to the Corporate Secretary of BD at the address set forth above, by delivering a proxy (by one of the methods described above under the heading “How to Vote”) bearing a later date, or by voting in person at the meeting. Participants in the plans described above may revoke their voting instructions by delivering new voting instructions by one of the methods described above under the heading “How to Vote.”

If you are the beneficial owner of shares held in “street name,” you may submit new voting instructions in the manner provided by your bank or broker or other nominee, or you may vote in person at the meeting in the manner described above under the heading “How to Vote.”

Other Matters

The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

Multiple BD shareholders who share an address may receive only one copy of this proxy statement and BD’s Annual Report to Shareholders (the “2008 Annual Report”) from their bank, broker or other nominee, unless contrary instructions are received. We will deliver promptly a separate copy of this proxy statement and the 2008 Annual Report to any BD shareholder who resides at a shared address, to which a single copy of the documents was delivered, if the shareholder makes a request by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 1-201-847-6800. Beneficial owners sharing an address who are receiving multiple copies of this proxy statement and the 2008 Annual Report and who wish to receive a single copy of each at the same address in the future will need to contact their bank, broker or other nominee.

OWNERSHIP OF BD COMMON STOCK

Securities Owned by Certain Beneficial Owners

The following table sets forth as of September 30, 2008, information concerning those persons known to BD to be the beneficial owner of more than 5% of BD’s outstanding common stock. This information is as reported by such persons in their filings with the Securities and Exchange Commission (“SEC”). No changes in these holdings have come to BD’s attention since September 30, 2008. BD is not aware of any other beneficial owner of more than 5% of its common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	21,059,475(1)	8.6%
FMR LLC 82 Devonshire Street Boston, MA 02109	18,924,000(2)	7.8%
State Street Bank and Trust Company, Trustee State Street Financial Center One Lincoln Street Boston, MA 02111	12,929,816(3)	5.3%

(1)	Barclays Global Investors, NA has sole investment power with respect to these shares, and sole voting power with respect to 18,105,140 of these shares.

(2)	FMR Corporation has sole investment power with respect to these shares, and sole voting power with respect to 902,302 of these shares.

(3)

State Street Bank and Trust Company, Trustee, has shared investment power with respect to these shares, and sole voting power with respect to 7,419,235 of these shares and shared voting power with respect to 5,510,581 of these shares.

Securities Owned by Directors and Management

The table on the following page sets forth as of December 8, 2008 information concerning the beneficial ownership of BD common stock by (i) each director, (ii) the executive officers named in the Summary

Compensation Table on page 34, and (iii) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares that a director or executive officer has the power to vote or transfer, including shares that may be acquired under outstanding equity compensation awards or otherwise within 60 days of such date.

No individual director or executive officer owns more than 1% of the outstanding BD common stock. Together, the directors and executive officers, as a group, own approximately 1.3% of the outstanding BD common stock as of December 8, 2008. Except as indicated in the footnotes to the table, each person has sole voting and investment power with respect to the shares he or she beneficially owns.

BD COMMON STOCK

Name	Amount and Nature of Beneficial Ownership		Total Shares Beneficially Owned	Percentage of Class
	Shares Owned Directly and Indirectly(1)	Shares That May Be Acquired within 60 days(2)
Basil L. Anderson	4,402	8,548	12,950	*
Henry P. Becton, Jr. (3)	525,736	22,204	547,940	*
Gary M. Cohen	84,126	82,766	166,892	*
John R. Considine	123,581	244,603	368,184	*
Edward F. DeGraan	6,345	12,101	18,446	*
Vincent A. Forlenza	67,146	225,688	292,834	*
Claire M. Fraser-Liggett	0	3,189	3,189	*
William A. Kozy	66,060	171,317	237,377	*
Marshall O. Larsen	500	1,591	2,091	*
Edward J. Ludwig	241,693	730,265	971,958	*
Adel A.F. Mahmoud	108	3,189	3,297	*
Gary A. Mecklenburg	2,858	8,548	11,406	*
Cathy E. Minehan	1,000	1,591	2,591	*
James F. Orr	11,240	12,101	23,341	*
Willard J. Overlock, Jr.	15,987	22,204	38,191	*
Bertram L. Scott	6,000	14,882	20,882	*
Alfred Sommer	12,174	14,162	26,336	*
Directors and executive officers as a group (24 persons)	1,259,978	1,860,212	3,120,190	1.3%

*	Represents less than 1% of the outstanding BD common stock.

(1)

Includes shares held directly and, with respect to executive officers, indirect interests in BD common stock held under the Savings Incentive Plan, the Global Share Investment Program and the Deferred Compensation and Retirement Benefit Restoration Plan, and, with respect to the non-management directors, indirect interests in BD common stock held under the 1996 Directors’ Deferral Plan. Additional information on certain of these plans appears on pages 54-55.

(2)

Includes shares under outstanding stock options or stock appreciation rights that are exercisable or become exercisable within 60 days. Also includes, with respect to those executive officers who are retirement-eligible (Messrs. Ludwig, Considine, Forlenza and Kozy), shares issuable under restricted stock units upon retirement (with performance-based units being included at their target payout amounts). Also includes, with respect to each non-management director, shares issuable under restricted stock units upon the director’s termination of service on the Board, as more fully described in “Non-Management Directors’ Compensation—Equity-Based Compensation” on page 13.

(3)

Includes 495,685 shares held by trusts of which Mr. Becton is a co-trustee with shared investment and voting power or held by a limited liability company owned by one of such trusts. Does not include 36,820 shares owned by Mr. Becton’s spouse, or 109,683 shares held in trusts for the benefit of his children, and as to each of which he disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires BD’s directors and executive officers to file initial reports of their ownership of BD’s equity securities and reports of changes in such ownership with the SEC and the New York Stock Exchange (“NYSE”). Directors and executive officers are required by SEC regulations to furnish BD with copies of all Section 16(a) forms they file with respect to BD securities. Based solely on a review of copies of such forms and written representations from BD’s directors and executive officers, BD believes that, for the period from October 1, 2007 through September 30, 2008, all of its directors and executive officers were in compliance with the disclosure requirements of Section 16(a), except that reports of a gift of shares by Edward J. Ludwig, and a deferral of cash compensation into the BD stock fund of our deferral plan by Patricia B. Shrader, were inadvertently filed late.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

Proposal 1.	ELECTION OF DIRECTORS

The Board is currently divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. On July 22, 2008, the Board approved an amendment to Article V of BD’s Restated Certificate of Incorporation to declassify the Board and provide for the annual election of the Board, subject to the approval of the shareholders at the 2009 Annual Meeting. The proposed amendment is described in more detail under Proposal 3 on page 49.

The Board accordingly proposes the election of Claire M. Fraser-Liggett, Edward J. Ludwig, Willard J. Overlock, Jr. and Bertram L. Scott to serve for a term of three years until the 2012 Annual Meeting. If Proposal 3 is approved by the requisite vote of the shareholders, then the directors elected at the 2009 Annual Meeting will be elected for one-year terms ending at the 2010 Annual Meeting. In either case, directors are elected to serve for their respective terms and until their successors have been elected and qualified.

John R. Considine, the Vice Chairman of BD, is also currently a member of the Board. Mr. Considine had intended to remain on the Board until his planned retirement from BD following the 2010 Annual Meeting. However, Mr. Considine recently indicated that he plans to retire earlier, although no date has been set. Therefore, he will not stand for re-election as a director at the 2009 Annual Meeting. Mr. Considine will continue to serve as Vice Chairman in an executive officer capacity until his retirement.

All of the nominees for election have consented to being named in this proxy statement and to serve if elected. Presented below is biographical information for each of the nominees and the other directors continuing in office following the 2009 Annual Meeting.

NOMINEES FOR DIRECTOR

Term to Expire 2012 (2010 if Proposal 3 is adopted)

Claire M. Fraser-Liggett, Ph.D, 53, has been a director since 2006. She is Director of the Institute for Genome Sciences and a Professor of Medicine at the University of Maryland School of Medicine in Baltimore, Maryland. From 1998 to April 2007, she served as President and Director of The Institute for Genomic Research, a not-for-profit center dedicated to deciphering and analyzing genomes.

Edward J. Ludwig, 57, is Chairman, President and Chief Executive Officer of BD, and has been a director since 1999. Effective January 1, 2009, Mr. Ludwig will be succeeded as President by Vincent A. Forlenza, and Mr. Ludwig will remain Chairman and Chief Executive Officer. Mr. Ludwig also is a director of Aetna Inc., a member of the Board of Trustees of the College of the Holy Cross, a member of the Board of Governors of the Hackensack (NJ) University Medical Center, and a member of the Board of Directors and former Chairman of the Advanced Medical Technology Association (AdvaMed), an international medical technology trade association.

Willard J. Overlock, Jr., 62, has been a director since 1999. He retired in 1996 as a partner in Goldman, Sachs & Co., where he served as a member of its management committee, and retains the title of Senior Director to The Goldman Sachs Group, Inc. Mr. Overlock also is an advisor to the Parthenon Group, a special partner with Cue Ball Group, and a trustee of Rockefeller University.

Bertram L. Scott, 57, has been a director since 2002. Mr. Scott is Executive Vice President of TIAA-CREF, a position he has held since joining that organization in November 2000. He also served as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to June 2007.

The Board of Directors recommends a vote FOR each of the nominees for director.

CONTINUING DIRECTORS

Term to Expire 2010

Henry P. Becton, Jr., 65, has been a director since 1987. He is Vice Chairman of the Board of Trustees of WGBH Educational Foundation, a producer and broadcaster of public television and radio programs and books and other educational materials. He served as President of WGBH Educational Foundation from 1984 to October 2007. Mr. Becton also is a director of Belo Corporation, Public Radio International and the PBS Foundation, the Vice Chairman of the Board of the Association of Public Television Stations, and a director/trustee of various DWS mutual funds.

Edward F. DeGraan, 65, has been a director since 2003. In 2006, he retired as Vice Chairman – Gillette of the Procter & Gamble Company, a manufacturer of consumer products. Prior thereto, he was Vice Chairman of The Gillette Company, and served as its President and Chief Operating Officer from July 2000 until November 2003. He served as Acting Chief Executive Officer of Gillette from October 2000 to February 2001. Mr. DeGraan also is a director of Amica Mutual Insurance Company and a Senior Advisor of Centerview Partners, L.P.

Adel A.F. Mahmoud, M.D., Ph.D, 67, has been a director since 2006. In 2006, Dr. Mahmoud retired as Chief Medical Advisor, Vaccines and Infectious Diseases and member of the Management Committee of Merck & Co., Inc., a pharmaceutical company. From 1999 to 2005, he served as President, Merck Vaccines and member of the Management Committee. In January 2007, he joined Princeton University as Professor, Department of Molecular Biology and the Woodrow Wilson School of Public and International Affairs. Dr. Mahmoud also is a director of Sanaria, Inc., a malaria vaccine development organization.

James F. Orr, 63, has been a director since 2000. In 2007, he retired as Chairman of the Board of Convergys Corporation, a provider of customer management, employee care and outsourced billing services. Prior thereto, he served as Chief Executive Officer from 1998 until his retirement from that position in April 2007, and also as President from 1998 to 2005. Mr. Orr also is a director of Ohio National Financial Services, Inc.

Term to Expire 2011

Basil L. Anderson, 63, has been a director since 2004. From 2001 to 2006, he served as Vice Chairman of Staples, Inc., a supplier of office products. Prior thereto, he was Executive Vice President – Finance and Chief Financial Officer of Campbell Soup Company. Mr. Anderson also is a director of CRA International, Inc., Hasbro, Inc., Moody’s Corporation and Staples, Inc.

Marshall O. Larsen, 60, has been a director since 2007. He is Chairman, President and Chief Executive Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry. Mr. Larsen also is a director of Lowe’s Companies, Inc.

Gary A. Mecklenburg, 62, has been a director since 2004. In 2006, he retired as President and Chief Executive Officer of Northwestern Memorial HealthCare, the parent corporation of Northwestern Memorial Hospital, an office he held since 1986. He also served as President and Chief Executive Officer of Northwestern Memorial Hospital from 1985 to 2002. He is currently an Executive Partner of Waud Capital Partners, L.L.C., a private equity investment firm, and Adjunct Professor of Health Industry Management at Northwestern University’s Kellogg School of Management.

Cathy E. Minehan, 61, has been a director since 2007. She retired as President and Chief Executive Officer of the Federal Reserve Bank of Boston in July 2007, a position she held since 1994. She also served on the Federal Open Market Committee from 1994 until her retirement. Ms. Minehan also is a director of Visa Inc., chairman of the board of trustees of the Massachusetts General Hospital, and a trustee of the University of Rochester. She also serves on several business groups in Boston and chairs the Massachusetts Governor’s Council of Economic Advisors.

Alfred Sommer, M.D., M.H.S., 66, has been a director since 1998. He is Professor of International Health, Epidemiology, and Ophthalmology at The Johns Hopkins University (“JHU”) Bloomberg School of Public Health (the “Bloomberg School”) and the JHU School of Medicine. He is Dean Emeritus of the Bloomberg School, having served as Dean from 1990 to 2005. He is a member of the National Academy of Sciences and the Institute of Medicine. He is a recipient of the Albert Lasker Award for Medical Research. Dr. Sommer also is a director of T. Rowe Price Group, Inc., and Chairman of the Board of Directors of The Albert and Mary Lasker Foundation.

BOARD OF DIRECTORS

The Board and Committees of the Board

BD is governed by a Board of Directors that currently consists of 14 members, 12 of whom have been determined by the Board to be independent. The Board has established six Committees: the Executive Committee, the Audit Committee, the Compensation and Benefits Committee, the Corporate and Scientific Affairs Committee, the Corporate Governance and Nominating Committee, and the Finance Committee. All Committees meet regularly, except for the Executive Committee, which meets only as necessary. Committee meetings may be called by the Committee chair, the Chairman of the Board or a majority of Committee members. The Board has adopted a written charter for each of the Committees, copies of which are posted on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of these charters may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone 201-847-6800.

Committee Membership and Function

Set forth below is a summary description of each of the Board’s operating Committees.

AUDIT COMMITTEE

Function

•	Retains and reviews the qualifications, independence and performance of BD’s registered public accounting firm (the “independent auditors”).

•

Reviews BD’s earnings releases, financial statements and accounting principles, policies and practices; the scope and results of the annual audit by the independent auditors; BD’s internal audit process; and the effectiveness of BD’s internal control over financial reporting.

•	Reviews BD’s guidelines and policies relating to enterprise risk assessment and risk management, and management’s plan for risk mitigation or remediation.

Members	Basil L. Anderson – Chair Marshall O. Larsen Gary A. Mecklenburg Cathy E. Minehan James F. Orr Bertram L. Scott

The Board has determined that the members of the Audit Committee meet the independence and financial literacy and expertise requirements of the NYSE. The Board also has determined that each of Messrs. Anderson, Larsen, Orr and Scott, and Ms. Minehan, qualifies as an “audit committee financial expert” under the rules of the SEC.

Mr. Anderson currently serves on the audit committees of three other public companies. The Board has reviewed Mr. Anderson’s obligations as a member of the other audit committees and determined that his simultaneous service on those other audit committees does not impair his ability to effectively serve on BD’s Audit Committee.

The Audit Committee meets separately with the internal and external auditors to ensure full and frank communications with the Audit Committee.

COMPENSATION AND BENEFITS COMMITTEE

Function

•

Reviews BD’s compensation and benefits policies, recommends to the independent members of the Board for their approval the compensation of the Chief Executive Officer, and approves the compensation of BD’s other executive officers.

•	Approves all employment, severance and change of control agreements of BD with executive officers.

•	Serves as the granting and administrative committee for BD’s equity compensation plans.

•	Oversees the administration of certain of BD’s benefit plans.

Members	Edward F. DeGraan – Chair Henry P. Becton, Jr. Marshall O. Larsen James F. Orr Willard J. Overlock, Jr.

The Board has determined that each member of the Compensation and Benefits Committee meets the independence requirements of the NYSE.

The Compensation and Benefits Committee oversees the compensation program for the named executive officers listed in the Summary Compensation Table on page 34 and for BD’s other executive officers. The Compensation and Benefits Committee may not delegate these responsibilities to another Committee, individual director or member of management.

Role of Management

The Compensation and Benefits Committee’s meetings are typically attended by BD’s Chief Executive Officer, Chief Financial Officer, Senior Vice President – Human Resources and others, who support the Compensation and Benefits Committee in fulfilling its responsibilities. The Compensation and Benefits Committee meets in executive session with no members of management present for part of each of its regular meetings, including when the compensation of those members are approved. The Chief Executive Officer and Senior Vice President – Human Resources also work with the Committee chair in establishing meeting agendas.

Role of the Independent Advisor

The Compensation and Benefits Committee is also assisted in fulfilling its responsibilities by its independent advisor, Towers Perrin. Towers Perrin is engaged by, and reports directly to, the Compensation and Benefits Committee. Towers Perrin reviews all materials prepared for the Compensation and Benefits Committee by management, prepares additional materials as may be requested by the Compensation and Benefits Committee, and attends all Compensation and Benefits Committee meetings. In its advisory role, Towers Perrin assists the Compensation and Benefits Committee in the design and implementation of BD’s compensation program. This includes assisting the Compensation and Benefits Committee in selecting the specific compensation elements to include in the program and the targeted payments for each element, and the establishment of performance targets. Towers Perrin also makes recommendations regarding the compensation of BD’s Chief Executive Officer.

Towers Perrin also conducts an annual review of the compensation practices of select peer companies. Based on this review, Towers Perrin advises the Compensation and Benefits Committee with respect to the competitiveness of BD’s compensation program in comparison to industry practices, and identifies any trends in executive compensation.

During fiscal year 2008, Towers Perrin was not engaged to perform any services for BD. The Compensation and Benefits Committee has adopted a policy prohibiting Towers Perrin from providing any services to BD without the Compensation and Benefits Committee’s prior approval, and has expressed its intention that such approval will be given only in exceptional cases.

Setting Compensation

At the end of each fiscal year, the Board conducts a review of the Chief Executive Officer’s performance. As part of this process, the Chief Executive Officer provides a self-assessment report. At the following Board meeting, the Board sets the compensation of the Chief Executive Officer, after considering its assessment of the Chief Executive Officer’s performance, market comparison data and the recommendations of the Compensation and Benefits Committee. This determination is made in executive session, in consultation with Towers Perrin. Neither the Chief Executive Officer nor any other members of management are present during this session.

The Compensation and Benefits Committee is responsible for determining the compensation of BD’s other executive officers. The Chief Executive Officer, in consultation with the Senior Vice President – Human Resources, reviews the performance of the other executive officers with the Compensation and Benefits Committee and presents compensation recommendations for its consideration. The Compensation and Benefits Committee determines the compensation for these executives, in consultation with Towers Perrin, after considering the Chief Executive Officer’s recommendations, market comparison data regarding compensation levels among peer companies and the views of Towers Perrin.

The Board has delegated responsibility for formulating recommendations regarding non-management director compensation to the Corporate Governance and Nominating Committee, which is discussed below.

CORPORATE AND SCIENTIFIC AFFAIRS COMMITTEE

Function

•

Oversees BD’s policies, practices and procedures impacting BD’s image and reputation and its standing as a responsible corporate citizen, including, without limitation, issues relating to communications with BD’s key stakeholders; employment practices; community relations; environmental, health and safety matters; customer relations; ethics and enterprise compliance; and political contributions.

•	Oversees BD’s research and development activities.

Members	Alfred Sommer – Chair Claire M. Fraser-Liggett Adel A.F. Mahmoud Gary A. Mecklenburg Cathy E. Minehan Bertram L. Scott

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Function

•	Identifies and recommends candidates for election as directors to the Board.

•	Reviews the composition, organization, structure and function of the Board and its Committees, as well as the performance and compensation of non-management directors.

•	Monitors BD’s corporate governance and Board practices.

•	Functions as a qualified legal compliance committee when necessary.

Members	Henry P. Becton, Jr. – Chair Basil L. Anderson Edward F. DeGraan Gary A. Mecklenburg Bertram L. Scott

The Board has determined that each member of the Corporate Governance and Nominating Committee meets the independence requirements of the NYSE. The Corporate Governance and Nominating Committee also reviews the compensation program for the non-management directors and makes recommendations to the Board regarding their compensation, and may not delegate these responsibilities to another Committee, individual director or member of management. The Corporate Governance and Nominating Committee has retained Towers Perrin as an independent advisor for this purpose. Towers Perrin’s responsibilities include providing assistance in developing an appropriate non-management director compensation peer group; generating market comparison data on the elements and levels of non-management director compensation at peer companies; tracking trends in non-management director compensation practices; and advising the Corporate Governance and Nominating Committee regarding the components and levels of non-management director compensation. Executive officers do not play any role in either determining or recommending non-management director compensation.

FINANCE COMMITTEE

Function

•

Reviews the financial affairs of BD, including BD’s financial structure; dividend policy; share repurchase programs; financial strategies regarding currency, interest rate exposure and use of derivatives; BD’s insurance program; and capital expenditure budgets.

•	Reviews acquisitions and divestitures over a certain dollar threshold.

Members	Willard J. Overlock, Jr. – Chair Claire M. Fraser-Liggett Adel A.F. Mahmoud James F. Orr Alfred Sommer

The Board is considering transferring the Finance Committee’s responsibilities to the Board and/or the Audit Committee following the 2009 Annual Meeting.

Board, Committee and Annual Meeting Attendance

The Board and its Committees held the following number of meetings during fiscal year 2008:

Board	7
Audit Committee (includes quarterly conference calls with management and BD’s independent auditors to review BD’s earnings releases, periodic SEC reports and the proxy statement prior to their issuance or filing)	13
Compensation and Benefits Committee	6
Corporate and Scientific Affairs Committee	6
Corporate Governance and Nominating Committee	6
Finance Committee	6

The Executive Committee did not meet during fiscal year 2008.

Each director attended 75% or more of the total number of the meetings of the Board and the Committees on which he or she served during fiscal year 2008. BD’s non-management directors met in executive session four times during fiscal year 2008.

The Board has adopted a policy pursuant to which directors are expected to attend the Annual Meeting in the absence of a scheduling conflict or other valid reason. All of the directors then in office attended BD’s 2008 Annual Meeting.

Non-Management Directors’ Compensation

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. The key elements of BD’s non-management director compensation are a cash retainer, equity-based compensation, and Committee chair fees. Of the base compensation paid to the non-management directors (not including Committee chair fees), approximately two-thirds currently is equity-based compensation that directors will be required to retain until they complete their service on the Board. See “Corporate Governance—Significant Governance Practices—Equity Ownership by Directors” on page 18. This retention feature serves to better align the interests of the directors and BD shareholders and ensure compliance with the director share ownership guidelines discussed below.

Messrs. Ludwig and Considine do not receive compensation related to their service as directors.

Cash Retainer

Each non-management director currently receives an annual cash retainer of $70,000 for services as a director.

Equity-Based Compensation

Each non-management director elected at, or continuing as a director after, the 2008 Annual Meeting was granted restricted stock units valued at $135,000, based on the closing price of BD common stock on the date of the grant. The shares of BD common stock underlying the restricted stock units are not issuable until a director’s separation from the Board.

Committee Chair Fees

An annual fee of $6,500 is paid to each Committee chair, except that the fee for the Audit Committee chair is $10,000 in recognition of the Audit Committee’s responsibilities. Directors do not receive meeting fees, nor are any additional fees currently paid to the Lead Director.

Other Arrangements

BD reimburses non-management directors for travel and other business expenses incurred in the performance of their services for BD. Directors may periodically travel on BD aircraft in connection with such activities, and, on limited occasions, spouses of directors have joined them on such flights. No compensation is attributed to the director since the aggregate incremental costs are minimal. In the event directors utilize other private aircraft, they are reimbursed for the incremental cost thereof. Directors are also reimbursed for attending director education courses. BD occasionally invites spouses of directors to Board-related business events, for which they are reimbursed their travel expenses.

Directors are eligible, on the same basis as BD employees, to participate in BD’s Matching Gift Program, pursuant to which BD matches contributions made by a director or employee to qualifying nonprofit organizations. The annual aggregate limit was $10,000 in calendar year 2007, and was reduced to $5,000 in calendar year 2008.

Fiscal Year 2008 Compensation

The following table sets forth the compensation received by the non-management directors during fiscal year 2008.

Fiscal Year 2008 Non-Management Directors’ Compensation

Name	Fees earned or paid in cash(1)	Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Basil L. Anderson	$73,334	$98,358	$9,285	$0	$180,977
Henry P. Becton, Jr.	73,167	85,140	12,569	5,000	175,876
Edward F. DeGraan	71,000	85,140	12,569	2,500	171,209
Claire M. Fraser-Liggett	66,667	149,617	0	0	216,284
Marshall O. Larsen	66,667	30,084	0	0	96,751
Adel A.F. Mahmoud	66,667	85,140	0	2,500	154,307
Gary A. Mecklenburg	66,667	98,358	9,285	10,000	184,310
Cathy E. Minehan	58,733	30,084	0	0	88,817
James F. Orr	70,000	85,140	12,569	10,000	177,709
Willard J. Overlock, Jr.	73,167	218,577	12,569	10,000	314,313
James E. Perrella (4)	68,834	73,267	12,569	15,000	169,670
Bertram L. Scott	66,667	218,577	12,569	0	297,813
Alfred Sommer	73,167	103,351	12,569	4,500	193,587

(1)	Represents cash fees earned for services rendered in fiscal year 2008.

(2)

The amounts shown in the “Stock Awards” and “Option Awards” columns above reflect the amounts expensed for the fiscal year under SFAS No. 123(R) for all outstanding stock awards (i.e., restricted stock units) and option awards held by the named director, including awards made in prior fiscal years. Awards are expensed over the balance of a director’s three-year term at the time of grant. For example, a director’s first grant following his or her election is expensed over the entire three-year term, the second grant is expensed over two years, and the third grant is expensed over one year. If Proposal 3 is approved by the requisite vote of the shareholders, any grants issued at the 2009 Annual Meeting and thereafter to directors elected to one-year terms will be expensed over a director’s one-year term. For a description of the methodology and assumptions used by us in arriving at the amounts reflected in these columns, see the notes to the consolidated financial statements incorporated by reference in our Annual Reports on Form 10-K for the years ended September 30, 2008, 2007, 2006 and 2005, respectively. Listed below are the SFAS No. 123(R) fair values of the stock awards granted to the named non-management directors in fiscal year 2008 and the aggregate outstanding stock awards and option awards held by each non-management director at the end of fiscal year 2008. Stock options have not been issued to non-management directors since the 2005 Annual Meeting.

Name	Stock Awards	Stock Awards Outstanding at September 30, 2008	Option Awards Outstanding at September 30, 2008
Basil L. Anderson	$135,000	6,388	2,160
Henry P. Becton, Jr.	135,000	7,665	14,539
Edward F. DeGraan	135,000	7,665	4,436
Claire M. Fraser-Liggett	135,000	3,189	0
Marshall O. Larsen	135,000	1,591	0
Adel A.F. Mahmoud	135,000	3,189	0
Gary A. Mecklenburg	135,000	6,388	2,160
Cathy E. Minehan	135,000	1,591	0
James F. Orr	135,000	7,665	4,436
Willard J. Overlock, Jr.	135,000	7,665	14,539
James E. Perrella	0	0	14,539
Bertram L. Scott	135,000	7,665	7,217
Alfred Sommer	135,000	7,665	6,497

(3)

Amounts shown represent matching gifts paid or payable to charitable organizations with respect to contributions made by the named director during fiscal year 2008 under BD’s Matching Gift Program, which is more fully discussed on page 14 under “Other Arrangements.” Mr. Perrella’s matching gifts include $5,000 with respect to a gift made in a prior year that was processed in fiscal year 2008 due to an administrative error.

(4)	Mr. Perrella retired as a director following the 2008 Annual Meeting.

Changes to Non-Management Directors’ Compensation

During fiscal year 2008, the Board undertook a review of the compensation of its non-management directors. This review included an analysis of the director compensation practices of certain peer companies, including the forms of equity-based compensation used, the mix of cash and equity-based compensation, and total compensation.

The peer group included the following companies: Agilent Technologies, Inc.; Alcon, Inc.; Allergan, Inc.; Baxter International Inc.; Beckman Coulter, Inc.; Boston Scientific Corporation; C.R. Bard, Inc.; Covidien, Ltd.; Hospira, Inc.; Medtronic, Inc.; PerkinElmer, Inc.; St. Jude Medical, Inc.; Stryker Corporation; Thermo Fisher Scientific Inc.; and Zimmer Holdings, Inc.

As a result of its review, the Board approved the following revised compensation structure for its non-management directors, to become effective at the conclusion of the 2009 Annual Meeting:

•	The annual cash retainer will be increased from $70,000 to $75,000;

•

The value of the annual grant of restricted stock units will be increased from $135,000 to $150,000 as of the date of grant, beginning with the grant made in connection with the 2009 Annual Meeting, and newly-elected directors will receive a grant pro rated from the effective date of their election to the next Annual Meeting. The number of restricted stock units granted will be determined using the same methodology used for the most recent annual grant of time-vested restricted stock units to BD’s executive officers, as more fully discussed on page 26; and

•	Committee chair fees will remain at $10,000 annually for the Chair of the Audit Committee and $6,500 for the Chairs of the other Committees.

•	The Lead Director will receive an additional fee of $10,000 to reflect his responsibilities (Henry P. Becton, Jr., the current Lead Director, did not participate in this decision).

Based on its findings, the Board believes these changes will place the compensation for BD’s non-management directors within a competitive range when compared to the peer group mentioned above. With these changes, two-thirds of the compensation paid to the non-management directors (not including Committee chair or Lead Director fees) will continue to be equity-based compensation that directors will not receive until they complete their service on the Board.

Directors’ Deferral Plan

Directors may defer receipt of, in an unfunded cash account or a BD common stock account, all or part of their annual cash retainer and other cash fees pursuant to the provisions of the 1996 Directors’ Deferral Plan. Directors may also defer receipt of shares issuable to them under their restricted stock units upon leaving the Board. A general description of the 1996 Directors’ Deferral Plan appears on page 55.

Communication with Directors

Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director (including complaints or concerns regarding accounting, internal accounting controls or audit matters) may do so by contacting the Lead Director either:

•	by mail, addressed to BD Lead Director, P.O. Box 264, Franklin Lakes, New Jersey 07417-0264;

•

by calling the BD Ethics Help Line, an independent toll-free service, at 1-800-821-5452 (available seven days a week, 24 hours a day; callers from outside North America should use “AT&T Direct” to reach AT&T in the U.S. and then dial the above toll-free number); or

•	by email to ethics_office@bd.com.

All communications will be kept confidential and promptly forwarded to the Lead Director, who shall in turn forward them promptly to the appropriate director(s). Such items as are unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Director of Corporate Security, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. The director(s) to whom such information is addressed is informed that the information has been removed, and that it will be made available to such director(s) upon request.

CORPORATE GOVERNANCE

Corporate Governance Principles

BD’s commitment to good corporate governance is embodied in its Corporate Governance Principles (the “Principles”). The Principles, originally adopted in 2001, set forth the Board’s views and practices regarding a number of governance topics, and the Corporate Governance and Nominating Committee regularly assesses BD’s corporate governance practices in light of emerging practices. The Principles cover a wide array of subject areas. These include voting for directors; the designation of a Lead Director to represent non-management directors; relationships between directors and BD; annual evaluations of the Chief Executive Officer, the Board, its Committees, and (when they stand for re-election) individual directors; conflicts of interest; and charitable contributions to entities affiliated with BD’s executive officers and directors, each of which is discussed below.

Significant Governance Practices

Described below are some of the significant corporate governance practices that have been instituted by the BD Board.

Annual Election of Directors

As more fully discussed on page 6 and in Proposal 3 on page 49, BD’s Board has approved an amendment to Article V of BD’s Restated Certificate of Incorporation providing for the annual election of directors, which will become effective immediately following the 2009 Annual Meeting if approved by the requisite vote of the shareholders. While the Board continues to believe that a classified board provides certain advantages in the shareholders’ interests, the Board has concluded after due consideration that declassifying the Board is in the best interests of BD and its shareholders.

Recovery of Compensation

Public companies increasingly have been establishing mechanisms for the recovery of compensation from their executives that was previously paid on the basis of misstated financial information. In May 2008, the

Board adopted a similar policy that is designed to enable BD to recover incentive compensation paid to a Leadership Team member based on BD’s financial results if such results are later restated as a result of such member’s misconduct, including, but not limited to, fraud or knowing illegal conduct. This policy also grants the Board the ability to recover from members of the Leadership Team who were not involved in such misconduct the amount by which any incentive compensation payout exceeded the amount they would have been paid based on the restated results. BD’s compensation recovery policy is available on BD’s website at www.bd.com/investors/corporate_governance/.

Equity Grant Dating

During fiscal year 2006, BD reviewed its established equity-granting practices and confirmed that no option backdating had occurred, and that its practices regarding the issuance of equity grants effectively guard against the backdating of awards. In September 2006, the Compensation and Benefits Committee adopted a comprehensive policy that incorporated BD’s existing practices and added a provision intended to ensure that the timing of public announcements does not affect the valuation of an equity grant. BD’s equity grant dating policy is available on BD’s website at www.bd.com/investors/corporate_governance/.

Voting for Directors

The Board has adopted a Principle that provides that any nominee in an uncontested election who receives more votes “withheld” from his or her election than votes “for” his or her election must offer to submit his or her resignation following the shareholder vote. The Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept the resignation offer. The other independent directors will decide the action to take with respect to the offer of resignation within 90 days following the shareholder vote. The Board’s decision will be disclosed in a report on a Form 8-K filed by BD with the SEC within four business days following the decision. Any director who offers to submit his or her resignation pursuant to this provision will not participate in the deliberations of either the Corporate Governance and Nominating Committee or the Board. The complete terms of this policy are included in the Principles.

Annual Report of Charitable Contributions

In furtherance of BD’s commitment to good governance and disclosure practices, BD’s charitable contributions or pledges in an aggregate amount of $50,000 or more (not including contributions under BD’s Matching Gift Program) to entities affiliated with BD’s directors, executive officers, and their families must be approved by the Corporate Governance and Nominating Committee. BD posts on its website, at www.bd.com/investors/corporate_governance/, an Annual Report of Charitable Contributions (the “Contributions Report”) listing all such contributions and pledges made by BD during the preceding fiscal year in an amount of $10,000 or more. The Contributions Report, which BD has voluntarily issued since 2002, includes a discussion of BD’s contributions philosophy and the alignment of BD’s philanthropic activities with its philosophy, together with additional information about each contribution or pledge.

Enterprise Compliance

Under the oversight of the Corporate and Scientific Affairs Committee, BD has established an enterprise compliance function aimed at ensuring that BD is effective at preventing and detecting violations of the many laws, regulations and policies affecting its business (“Enterprise Compliance”), and that BD continuously encourages lawful and ethical conduct. Launched in fiscal year 2005, Enterprise Compliance supplements the various compliance and ethics functions that were already in place at BD, and seeks to ensure better coordination and effectiveness through program design, prevention, and promotion of an organizational culture of compliance. A Compliance Committee comprised of members of senior management oversees the activities of the Chief Compliance Officer. Another key element of this program is training. Courses offered include a global computer-based compliance training program focused on BD’s Business Conduct and Compliance Guide, as well as other courses covering various compliance topics such as antitrust, industry marketing codes, information security, and anti-bribery.

Enterprise Risk Management

Under the oversight of the Audit Committee, Enterprise Risk Management (“ERM”) is a company-wide initiative that involves the Board, management and BD associates in an integrated effort to identify, assess and manage risks that may affect BD’s ability to execute on its corporate strategy and fulfill its business objectives. BD’s ERM activities entail the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial), and the formulation of plans to mitigate their effects.

Equity Ownership by Directors

The Board believes that directors should hold meaningful equity ownership positions in BD. To that end, the compensation structure for non-management directors was changed during fiscal year 2006 to eliminate stock options and issue in their place restricted stock units that would not be distributable until a director completes his or her service on the Board. The accumulation of these equity interests will help to better align the interests of the non-management directors with shareholders. Under the Board’s share ownership guidelines, each non-management director is required to own shares of common stock valued at 50% of the amount obtained by multiplying the annual cash retainer by the number of years the director has served. Each non-management director who has served for at least one full year currently owns shares in an amount sufficient to comply with these guidelines.

Lead Director

The Principles provide for a Lead Director whenever the Chairman is not an independent director. The Lead Director presides over executive sessions of the non-management directors, helps set Board agendas, and serves as a liaison between the non-management directors and the Chief Executive Officer. The Lead Director also serves as a contact person to facilitate communications between BD’s employees, shareholders and other constituents and the non-management directors. The Corporate Governance and Nominating Committee annually reviews the designation of the Lead Director. BD’s current Lead Director is Henry P. Becton, Jr.

Director Independence/Certain Relationships and Related Transactions

Under the NYSE rules and the Principles, a director is deemed not to be independent if the director has a direct or indirect material relationship with BD (other than his or her relationship as a director). The Corporate Governance and Nominating Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines (“Independence Guidelines”) that are contained in Principle No. 7. The Independence Guidelines set forth certain types of relationships between BD and directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has deemed to be either material or immaterial for purposes of assessing a director’s independence. In the event a director has any relationship with BD that is not addressed in the Independence Guidelines, the independent members of the Board review the facts and circumstances to determine whether such relationship is material.

The Board has determined that the following directors are independent under the Independence Guidelines: Basil L. Anderson, Henry P. Becton, Jr., Edward F. DeGraan, Claire M. Fraser-Liggett, Marshall O. Larsen, Adel A.F. Mahmoud, Gary A. Mecklenburg, Cathy E. Minehan, James F. Orr, Willard J. Overlock, Jr., Bertram L. Scott and Alfred Sommer. John R. Considine and Edward J. Ludwig are employees of BD, and, therefore, are not independent under the NYSE rules and the Principles.

In determining that each of the non-management directors is independent, the Board considered that, at various times over the previous three years, BD entered into transactions or had other dealings in the ordinary course of business with organizations with which certain directors or their immediate family members are, or were, affiliated (referred to as a “director-affiliated organization”). Such affiliations included service by the director or an immediate family member as an officer, employee, adjunct faculty member or governing or advisory board member of such organizations.

In conducting its review, the Board determined that, in each instance, the amount paid to, or received from, the director-affiliated organization was below the levels that would impair a director’s independence under the Independence Guidelines. In addition, in most instances, the director played no active role in the director-affiliated organization’s relationship with BD, and, in some instances, the relationship involved a unit of such organization other than the one with which the director has been involved. Accordingly, the Board determined that none of these relationships was material or conflicted with BD’s interests, or impaired the relevant director’s independence or judgment.

The types of transactions with director-affiliated organizations considered by the Board in this respect consisted of payments related to the purchase or sale of products and/or services, the licensing of intellectual property rights or other activities (in the cases of Messrs. Anderson, Becton, DeGraan, Larsen, Mecklenburg, Overlock and Scott, Drs. Fraser-Liggett, Mahmoud and Sommer, and Ms. Minehan) and charitable contributions (in the cases of Messrs. Overlock and Scott, and Drs. Mahmoud and Sommer).

This independence review is one of several established policies and procedures through which the Board (through the Corporate Governance and Nominating Committee) may review transactions and relationships between BD and its directors, executive officers, or their family members, and organizations with which they are affiliated. In November 2006, the Board supplemented these policies and procedures with a new written policy (the “Policy”) covering related person transactions involving more than $120,000 per year where a director, executive officer or shareholder owning more than 5% of BD’s stock (excluding certain passive investors) or their immediate family members, has, or will have, a material interest, regardless of whether the transaction impacts a director’s independence. The Policy is available on BD’s website at www.bd.com/investors/corporate_governance/. The Policy excludes specified transactions including charitable contributions, transactions available to employees generally, certain ordinary course employment relationships, and indemnification and advancement of certain expenses. The Corporate Governance and Nominating Committee is responsible for the review and approval or ratification of transactions subject to the Policy. The Corporate Governance and Nominating Committee will approve or ratify only those transactions that it determines in its business judgment are fair and reasonable to BD and in (or not inconsistent with) the best interests of BD and its stockholders, and do not impact the director’s independence when relevant. With the exception of BD’s relationship with Goldman, Sachs & Co. and affiliated entities discussed below, none of the transactions reviewed in connection with the independence of the non-management directors that occurred during fiscal year 2008 were subject to approval or ratification under the Policy because the $120,000 threshold was not exceeded and/or the interest of the director was not material.

The Committee considered under the Policy the fact that Cathy E. Minehan’s husband holds a senior management position as a managing director at Goldman, Sachs & Co. (“Goldman Sachs”), which, together with affiliated entities (collectively “Goldman Sachs”) has provided investment banking and certain financial services to BD. BD’s relationship with Goldman Sachs predated Ms. Minehan’s election to the Board, and her husband has played no role in the transactions between Goldman Sachs and BD. Based upon its review, the Committee approved the provision of such services by Goldman Sachs to BD, for which BD paid a total of approximately $940,000 during fiscal year 2008, which represented less than 1/1,000th of one percent of the consolidated operating revenues of Goldman Sachs’ parent entity, The Goldman Sachs Group, Inc., during its most recent fiscal year.

During fiscal year 2008, BD also engaged several shareholders holding 5% or more of BD common stock (or their affiliated operating units) for various financial services. Fees paid were as follows: Barclays Global Investors, NA: $1,138,000 (banking services and investment management of various pension plan and Savings Incentive Plan funds); State Street Bank and Trust Company, Trustee: $642,500 (banking services and investment management of various Savings Incentive Plan funds); and FMR LLC: $46,000 (management of certain Deferred Compensation and Retirement Benefit Restoration Plan funds). These transactions are not required to be approved under the Policy since these entities are considered passive investors in BD.

Compensation Committee Interlocks and Insider Participation

No member of the Board’s Compensation and Benefits Committee has served as a BD officer or employee at any time. No BD executive officer serves as a member of the compensation committee of any other company that has an executive officer serving as a member of BD’s Board. No BD executive officer serves as a member of the board of directors of any other company that has an executive officer serving as a member of the Board’s Compensation and Benefits Committee.

Board Evaluation

Each year the Board evaluates its performance and effectiveness. As part of this process, each director completes a Board Evaluation Form to provide feedback on specific aspects of the Board’s role, organization and meetings. The collective ratings and comments are then presented by the Chair of the Corporate Governance and Nominating Committee to the full Board. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement a year earlier, and develops recommendations to enhance the Board’s effectiveness over the next year. The Board’s evaluation covers many areas (a complete list is available on BD’s website at www.bd.com/investors/corporate_governance). Additionally, each Board Committee conducts an annual self-evaluation of its performance through a similar process.

Director Nomination Process

The Corporate Governance and Nominating Committee reviews the skills, characteristics and experience of potential candidates for election to the Board and recommends nominees for director to the full Board for approval. The assessment of the overall composition of the Board encompasses considerations of diversity, age, skills, international background, and significant experience and prominence in areas of importance to BD.

It is the Corporate Governance and Nominating Committee’s policy to consider referrals of prospective nominees for the Board from other Board members and management, as well as shareholders and other external sources such as retained executive search firms. The Corporate Governance and Nominating Committee utilizes the same criteria for evaluating candidates irrespective of their source.

To recommend a candidate for consideration, a shareholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

The Corporate Governance and Nominating Committee believes that any nominee must meet the following minimum qualifications:

•	Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

•	Candidates should demonstrate a commitment to devote the time required for Board duties including, but not limited to, attendance at meetings.

•	Candidates should possess a team-oriented ethic and be committed to the interests of all shareholders as opposed to those of any particular constituency.

When considering director candidates, the Corporate Governance and Nominating Committee will seek individuals with backgrounds and qualities that, when combined with those of BD’s other directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness. From time-to-time, the Corporate Governance and Nominating Committee has retained an executive search firm to assist it in its efforts to identify and evaluate potential director candidates.

The Corporate Governance and Nominating Committee assesses the characteristics and performance of incumbent director nominees against the above criteria as well, and, to the extent applicable, considers the impact of any change in the principal occupations of such directors during the last year. Upon completion of the individual director evaluation process, the Corporate Governance and Nominating Committee reports its conclusions and recommendations for nominations to the Board.

Business Conduct and Compliance Guide

BD maintains a Business Conduct and Compliance Guide (the “Guide”), which was adopted by the Board in 1995. The Guide is a code of conduct and ethics applicable to all directors, officers and employees of BD, including its Chief Executive Officer and its Chief Financial Officer, principal accounting officer and other senior financial officers. It sets forth BD’s policies and expectations on a number of topics, including conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of BD’s assets, and business ethics. The Guide also sets forth procedures for the communicating and handling of any potential conflict of interest (or the appearance of any conflict of interest) involving directors or executive officers, and for the confidential communication and handling of issues regarding accounting, internal controls and auditing matters.

Since 1995, BD has also maintained an Ethics Help Line number (the “Help Line”) for BD associates as a means of raising concerns or seeking advice. The Help Line is serviced by an independent contractor and is available to all associates worldwide, 7 days a week, 24 hours a day. Translation services are also available to associates. Associates using the Help Line may choose to remain anonymous and all inquiries are kept confidential to the extent practicable in connection with investigation of an inquiry. All Help Line inquiries are forwarded to BD’s Chief Ethics Officer for investigation. Any matters reported to the Chief Ethics Officer, whether through the Help Line or otherwise, involving accounting, internal control or audit matters, or any fraud involving management or persons who have a significant role in BD’s internal controls, are reported directly to the Audit Committee.

The Chief Ethics Officer leads the BD Ethics Office, a unit within BD that administers BD’s ethics program. In addition to the Help Line, the ethics program provides for broad communication of BD’s Core Values, associate education regarding the Guide and its requirements, and ethics training sessions. BD’s Core Values are:

—	We do what is right

—	We always seek to improve

—	We accept personal responsibility

—	We treat each other with respect

BD regularly reviews the Guide, and proposed additions or amendments are submitted to the Board for its consideration. Any waivers from any provisions of the Guide for executive officers and directors would be promptly disclosed to shareholders. In addition, certain amendments to the Guide, as well as any waivers from certain provisions of the Guide relating to BD’s Chief Executive Officer, Chief Financial Officer or principal accounting officer would be posted at the website address set forth below.

The Guide is posted on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of the Guide may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 1-201-847-6800.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of our executive compensation program and compensation decisions made with respect to Edward J. Ludwig, our Chief Executive Officer (referred to as our “CEO”), and the other executive officers named in the Summary Compensation Table on page 34. We refer to these executive officers as the “named executive officers.”

The following discussion includes statements regarding performance targets in the limited context of our executive compensation program. These targets are not statements of management’s expectations of our future results or other guidance. Investors should not evaluate these targets in any other context.

Objectives of our executive compensation program

An understanding of our executive compensation program begins with the objectives the program is intended to serve. These include:

•	Offering competitive compensation. We seek to offer a compensation package that is competitive with the compensation offered by peer companies and helps us attract and retain our executives.

•

Linking rewards to performance. We seek to implement a pay-for-performance philosophy by tying a significant portion of executive compensation to the achievement of financial and other goals of BD and an executive’s contributions toward those goals.

•	Aligning the interests of our executives and shareholders. We seek to align the interests of our executives with those of our shareholders through equity-based compensation.

The process for setting executive compensation

The role of the Compensation and Benefits Committee and its consultant

The Compensation and Benefits Committee of the Board (referred to as the “Compensation Committee”) oversees the compensation program for the named executive officers and the other members of management who report to the CEO. The Compensation Committee is comprised solely of independent directors. The Compensation Committee is assisted in fulfilling its responsibilities by its independent consultant, Towers Perrin. Towers Perrin is engaged by, and reports directly to, the Compensation Committee. In this role, Towers Perrin, among other things, assists the Compensation Committee in the design of BD’s compensation program, including the selection of the key elements of the program, the targeted payments for each element, and the establishment of performance targets. Towers Perrin also makes recommendations to the Compensation Committee regarding the compensation of BD’s CEO. Additional information about our process for setting executive compensation is on pages 11-12.

The role of management

BD’s executive officers, including our CEO and Senior Vice President-Human Resources, support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee considers management’s views relating to compensation matters. This includes compensation levels, the appropriate performance metrics and targets for BD’s performance-based compensation and other matters. Management also provides information (which is reviewed by our Internal Audit Department) to assist the Committee in determining whether performance targets have been achieved. This includes any recommended adjustments to BD’s operating results when assessing BD’s performance against the targets. The CEO also presents his assessment of the performance of his direct reports and recommends compensation actions with respect to such direct reports to the Compensation Committee for its consideration. The CEO does not play a role in determining his own compensation.

The use of market comparison data

The Comparison Group. The Compensation Committee uses information on the compensation practices of select peer companies in setting executive compensation. This review is done with respect to both the structure of our executive compensation program and target compensation.

The peer group used by the Compensation Committee consists of 18 companies that we believe we compete with for executive talent. This group is referred to as the “Comparison Group.” These companies were selected based on the recommendations of Towers Perrin and management. Information on the pay practices of the Comparison Group is provided by Towers Perrin to the extent such information is available.

The following companies make up the Comparison Group (data regarding Abbott Laboratories, Johnson & Johnson and Roche Diagnostics were used only with respect to business unit positions):

Abbott Laboratories	Hospira, Inc.
Agilent Technologies, Inc.	Johnson & Johnson
Alcon, Inc.	Medtronic, Inc.
Allergan, Inc.	PerkinElmer, Inc.
C.R. Bard, Inc.	Roche Diagnostics Corp.
Baxter International Inc.	St. Jude Medical, Inc.
Beckman Coulter, Inc.	Stryker Corporation
Boston Scientific Corporation	Thermo Fisher Scientific Inc.
Covidien, Ltd.	Zimmer Holdings, Inc.

Compensation Structure and Targets. Towers Perrin conducts an annual comparison of our executive compensation structure and practices to those of the Comparison Group. Based on its review in 2008, Towers Perrin concluded that the structure of BD’s compensation program is competitive with industry practices and consistent with the program objectives described above. In light of this review, the Compensation Committee did not make any changes to the structure of our program, except as discussed below with respect to equity-based compensation.

Market comparison data is also used in setting target compensation levels for each of the key elements of our program (salary, annual cash incentive award and equity-based compensation) and for the combined total of these elements. The Compensation Committee seeks to determine for each key element the prevailing competitive range of target compensation among the Comparison Group based on publicly-available information, with the intent that the mid-point of the range be the 50th percentile of the Comparison Group. The Committee then seeks to set each key element of compensation within this competitive range, assuming payout of performance-based awards at target. An executive’s actual compensation may be more or less than the target amount set by the Compensation Committee based on the individual’s and BD’s performance, changes in our stock price and other factors.

Setting compensation targets based on market comparison data is intended to ensure that our compensation practices are competitive in terms of attracting, rewarding and retaining executives. Because each compensation element is targeted to be within a competitive range, compensation decisions made with respect to one element of compensation do not affect decisions made with respect to other elements. It is also for this reason that no specific formula is used to determine the allocation between cash and equity-based compensation. In addition, because a named executive officer’s compensation target is set by reference to persons with similar duties at the Comparison Group companies, the Compensation Committee does not establish any fixed relationship between the compensation of the CEO and that of any other named executive officer.

The use of “tally sheets”

From time-to-time, the Compensation Committee reviews a summary report, or “tally sheet,” prepared by Towers Perrin or management for each named executive officer. The purpose of a tally sheet is to show the total dollar value of the executive’s annual compensation. This includes the executive’s salary, annual cash incentive award, equity-based compensation, perquisites, pension benefit accruals and other compensation. The tally sheet also shows holdings of BD common stock and equivalents, and accumulated value and unrealized gains under prior equity-based compensation awards. In addition, the tally sheet shows amounts payable to the named executive officer upon termination of the executive’s employment under various circumstances, including retirement or a change of control. The Compensation Committee uses tally sheets to estimate the total annual compensation of the named executive officers, and to provide perspective on the value accumulated by the named executive officers from our compensation programs and the potential payouts to them under a range of termination scenarios.

The key elements of our compensation program

The key elements of our executive compensation program in fiscal year 2008 were:

•	base salary;

•	an annual cash incentive award under our Performance Incentive Plan (we refer to this plan as the “PIP”), which is tied to the achievement of performance goals for the fiscal year; and

•	long-term equity-based compensation, which included

•	stock appreciation rights, or “SARs,” which vest ratably over four years, and the value of which is tied to changes in our stock price;

•	restricted stock units (called “Career Shares”), which generally must be held until retirement for the executive to realize any value; and

•	performance-based restricted stock units (called “Performance Units”), which vest after three years and are tied to BD’s achievement of performance objectives over a three-year performance period.

The Compensation Committee believes that this combination of cash and equity-based compensation supports the objectives of our executive compensation program described above. First, these vehicles allow BD to provide a competitive compensation package based on prevailing market practices. At the same time, a significant portion of target compensation is variable “at-risk” pay tied to both short-term performance (PIP awards) and long-term performance (Performance Units and SARs). The Compensation Committee believes these awards support our pay-for-performance philosophy by linking pay amounts to our level of performance and the achievement of our strategic goals. Finally, the ownership stake in BD provided by equity-based compensation, the extended vesting of these awards and our share ownership guidelines (discussed on page 31) align the interests of the named executive officers with our shareholders and promote executive retention. At the same time, the Committee believes, with the concurrence of its independent consultant, that, as a result of our balance of long- and short-term incentives, our use of different types of equity compensation awards that provide a balance of incentives, and our share ownership guidelines, BD’s executive compensation program does not encourage our management to take unreasonable risks relating to BD’s business.

No specific formula is used to determine the allocation between performance-based and fixed compensation. However, BD’s emphasis on pay-for-performance resulted in performance-based compensation representing a significant portion of the total target compensation of the named executive officers in fiscal year 2008. As shown in the table below, based on PIP award targets and the SFAS No. 123(R) value of their equity-based compensation awards used for financial reporting, performance-based compensation (PIP awards, Performance Units and SARs) amounted to approximately 69% of total target compensation (salary, PIP awards and equity-based compensation) for the CEO and approximately 61% or more of total target compensation for the other named executive officers for fiscal year 2008.

Fiscal Year 2008

Name	FY 2008 Target PIP Award	FY 2008 Performance Unit/ SAR Awards	Total Target Performance-Based Compensation	Total Target Compensation	Performance- Based Compensation as Percentage of Total Target Compensation
Edward J. Ludwig	$1,271,816	$3,821,119	$5,092,935	$7,352,713	69%
John R. Considine	500,371	1,184,513	1,684,884	2,724,026	62%
Vincent A. Forlenza	377,058	924,720	1,301,778	2,130,780	61%
William A. Kozy	377,058	924,720	1,301,778	2,130,780	61%
Gary M. Cohen	381,979	924,720	1,306,699	2,142,732	61%

The Compensation Committee also reviews other elements of executive compensation, including retirement benefits and change of control arrangements, on a regular basis.

Base salary

Salaries are based on the executive’s performance, scope of responsibilities and experience, competitive pay practices and tenure. Base salary is intended to provide a fixed, baseline level of compensation that is not contingent upon BD’s performance.

Performance-based annual cash incentive awards

The PIP provides our named executive officers an opportunity to receive an annual cash incentive award. PIP awards are intended to reward the named executive officers for their individual performance and their contribution to the performance of BD overall for the fiscal year, as part of our pay-for-performance philosophy. The Compensation Committee believes that providing an annual cash incentive opportunity is an important part of maintaining a competitive executive compensation program and furthering our short-term financial objectives.

Target awards. Target annual incentive awards for the named executive officers are set each fiscal year, based on job responsibilities. These targets are expressed as a percentage of base salary. For fiscal year 2008, PIP award targets for the named executive officers were as follows:

Name	Target Award as % of Salary
Edward J. Ludwig	120%
John R. Considine	75%
Vincent A. Forlenza	70%
William A. Kozy	70%
Gary M. Cohen	70%

The Compensation Committee increased Mr. Ludwig’s target award from 115% for the prior fiscal year, consistent with market comparison data that showed Mr. Ludwig’s performance target was below the median target of the Comparison Group.

Actual PIP awards may range from zero to 200% of the named executive officer’s target award, based on BD’s and the individual’s performance. The “Grants of Plan-Based Awards in Fiscal Year 2008” table on page 36 shows the range of possible awards under the PIP for fiscal year 2008.

Setting PIP award amounts. The Compensation Committee sets a baseline performance target, which establishes a maximum PIP award allocation for each of the named executive officers for the fiscal year if the target is met. The Compensation Committee has the discretion (and has historically exercised this discretion) to reduce the amount of the award based on such factors as the Compensation Committee deems appropriate.

The factors the Compensation Committee considers when setting PIP awards are the funding level established for PIP awards and the named executive officer’s performance during the year, each of which is discussed below. This process is not formulaic, and no specific weight is given to the PIP funding or individual performance by the Compensation Committee. Instead, the Compensation Committee uses its business judgment to determine the appropriate PIP award to recognize the executive’s contribution.

Funding for PIP awards. PIP awards to all employees, including the named executive officers, are made from a pool that is funded based on a formula. The amount of available funding depends on how well BD performs during the year compared to the performance target set by the Compensation Committee. The Compensation Committee typically uses diluted earnings per share as the target. Earnings per share is used since it is the primary basis on which we set our financial expectations for the year, and we believe earnings per share growth leads to long-term shareholder value. In applying the funding formula, the Compensation Committee has the discretion to make adjustments when examining BD’s operating results to account for significant events that occurred during the year. These include, among other things, acquisitions and divestitures and unusual items.

The following chart shows the formula for overall PIP funding for fiscal year 2008:

Performance Level	Funding Level
Below 80% of performance target	No funding
At 80% of performance target	50% funding of target awards
Every 1% increase between 80% and 100% of performance target	An additional 2.5% of funding
At 100% of performance target	100% funding of target awards
Every 1% increase above 100% of performance target	An additional 5% of funding (to a maximum of 150%)

Individual PIP awards are determined in the discretion of the Compensation Committee. Therefore, actual PIP awards to the named executive officers, as a percentage of their award targets, may be different than the overall funding percentage under the plan.

Impact of individual performance on PIP awards. When making PIP awards, the Compensation Committee considers each named executive officer’s performance in light of the individual goals established at the beginning of the fiscal year. These individual goals are in addition to the earnings per share target used to establish the available funding for PIP awards. The CEO’s individual goals are tied to BD’s performance as a whole. The individual goals of the other named executive officers relate to the performance of the specific business units or functions over which they have oversight responsibility. At the end of the year, the CEO reviews the performance of the other named executive officers against their objectives and makes PIP award recommendations to the Compensation Committee.

Equity-based compensation awards

An integral part of our compensation program is long-term equity-based compensation. The awards made to the named executive officers in fiscal year 2008 consisted of SARs, Performance Units and Career Shares. A description of each type of award begins on page 37.

Determination of awards. The Compensation Committee does not issue a targeted number of SARs or units to the named executive officers. Instead, the Compensation Committee first determines the amount, in dollar value, to be granted to each named executive officer. In setting these amounts, the Compensation Committee takes into account market comparison data and individual performance. The named executive officers were then granted SARs and Performance Units, each having an estimated value as of the date of grant equal to approximately 40% of the total award value, and Career Shares for the remaining 20% of the award. For grants made in fiscal year 2008, these values were calculated using the BD closing stock price on the grant date (using a Black-Scholes option valuation model in the case of SARs), and applying a discount to reflect the fact that the awards are subject to vesting and are not transferable. Because the methodology used by the Compensation Committee differs from that used for financial reporting purposes, the values assigned by the Compensation Committee also differ from those used for financial reporting.

For the equity-based compensation awards granted in fiscal year 2009 (discussed on page 29), the Compensation Committee determined that, as a result of the decline in BD’s stock price since the beginning of fiscal year 2009, using a valuation methodology based on the closing stock price on the date of grant would result in awards of SARs and units that, in absolute number, would be notably larger than in prior years. As a result, the Compensation Committee decided to use an average closing stock price (using the closing BD stock price on the grant date and the last trading day of the three preceding months), rather than the closing price on the date of grant, for estimating the value of SARs and units granted to our CEO and other executive officers. This resulted in the Committee using a share price of $74.89 instead of the grant date closing price of $62.50. This change resulted in fewer SARs and units being granted to the named executive officers than would have been granted using the prior methodology. The closing price on the date of grant was used to value awards to associates who are not executive officers.

The estimated values assigned by the Compensation Committee to equity-based compensation awards are determined as of the grant date and are not predictive of the value that will be ultimately realized from the awards. Such value will depend on a number of factors, including our operating performance and our stock price.

The amount of equity-based compensation allocated to Performance Units and SARs reflects the fact that our equity-based compensation is designed primarily to reward the achievement of BD’s long-term performance goals. Because our equity-based compensation is also intended to promote executive retention, a portion of each award was allocated in fiscal year 2008 to Career Shares. The vesting periods of the Performance Units and SARs also aid in furthering retention.

Performance Unit targets. The performance measures used for the Performance Units are revenue growth and return on invested capital (which we refer to as “ROIC”). Revenue growth is weighted 60% and ROIC is weighted 40%. Using revenues as a performance measure reflects our goal of increasing long-term revenue growth. Revenue growth is measured after eliminating the effect of foreign currency translation so that only the impact of improved performance is counted. Awards made prior to fiscal year 2006 used reported revenues. ROIC is used to motivate our executives to continue BD’s returns at their recent levels and maintain our current balance sheet strength.

Performance Unit awards are given a share target. A grid determines the actual number of shares that will be issued upon vesting, based on how BD’s performance compares to the performance targets. The number of shares issued can range anywhere from zero (if BD fails to meet the minimum performance threshold for both revenue growth and ROIC) to 200% of the share target (if BD meets the maximum payout threshold for both revenue growth and ROIC). In applying the grid, the Committee has the discretion to make adjustments when examining BD’s operating results to account for significant events that occur during the performance period.

Prior to fiscal year 2008, revenue and ROIC targets were based, in part, on the comparative performance of our peer companies. As a result, revenue and ROIC targets were adjusted from year-to-year to account for changes in peer company performance. Adjustments in the targets were also made to adjust for improvements in BD’s performance. The fiscal year 2008 Performance Units reflect a change in the Compensation Committee’s approach to setting performance targets. Beginning with the fiscal year 2008 grant, the targets are tied to BD’s business plan and its anticipated range of performance over the performance period. At the same time, the Compensation Committee reduced the maximum payout from 250% to 200% of target.

As with PIP awards, the Compensation Committee establishes a baseline performance target for the Performance Units, which establishes a maximum award payout if the target is met. The Compensation Committee has the discretion (and has historically exercised this discretion) to reduce the amount of the award based on the revenue and ROIC grid discussed above. For purposes of this proxy statement, when discussing performance measures for Performance Units, we will refer to the revenue and ROIC targets.

Change to equity-based compensation awards. In fiscal year 2009, the named executive officers were issued time-vested restricted stock units (referred to as “TVUs”) in place of Career Shares. The TVUs have a three-year vesting period, consistent with our goal of promoting executive retention. The Compensation Committee made this change after reviewing the compensation practices of the Comparison Group and determining that the use of Career Shares was not in line with prevailing practices. This change also simplifies our executive compensation program by making awards granted to our named executive officers the same as those granted to the other members of the BD Leadership Team. TVUs will be assigned a higher value than Career Shares, due to their shorter vesting period. Accordingly, it is anticipated that less units will need to be awarded to provide the same award value to the named executive officers.

Compensation Actions

Below is a discussion of compensation actions taken with respect to the named executive officers.

Salary Adjustments

The base salaries of the named executive officers are reviewed each November, and any adjustments go into effect on January 1 of the following year.

Actions taken in fiscal year 2008. In November 2007, salary increases were approved for the named executive officers ranging from 3.2% to 4.5%. These increases were made to maintain market competitiveness based on available market comparison data, and were at rates consistent with salary rate increases at BD generally.

Actions taken in fiscal year 2009. Mr. Ludwig’s base salary for calendar year 2009 was maintained at $1,070,000, the same salary in effect for calendar year 2008, because the Compensation Committee believes Mr. Ludwig’s current salary is consistent with competitive pay practices. In November 2008, we announced that Vincent A. Forlenza was elected as President of BD, effective January 1, 2009. In connection with his election, Mr. Forlenza’s salary was increased from $545,000 to $650,000. Salary increases were also approved for the other named executive officers ranging from 3.6% to 5.5%.

PIP awards

For fiscal year 2008, the performance target under the PIP was diluted earnings per share of $4.29. This target equaled the median of the diluted earnings per share range we initially provided to investors as earnings guidance for fiscal year 2008. Our reported diluted earnings per share for fiscal year 2008 was $4.46. This represented 104% of the performance target. Under the PIP funding formula, this resulted in PIP funding of 120% of target awards.

As discussed earlier, the Compensation Committee considers a named executive officer’s performance against his individual goals for the fiscal year when making PIP awards. The CEO’s individual goals are tied to BD’s performance as a whole. The goals set for the other named executive officers relate to the performance of the specific business units or functions over which they have oversight responsibility. For fiscal year 2008, these goals included financial objectives (including objectives relating to revenue, operating income and certain performance metrics, such as gross profit margin) relevant to the executive’s business or function. In addition, these goals included progress towards new product development, integration of recent acquisitions and improving organizational capabilities. These goals are based on our business plan for the fiscal year, and are intended to be challenging but achievable.

The Compensation Committee made the PIP awards set forth below to the named executive officers for fiscal year 2008. These awards are also set forth in the Summary Compensation Table on page 34 under the heading “Non-Equity Incentive Plan Compensation.”

Name	Target Incentive Award	Actual Incentive Award	Award as % of Target
Edward J. Ludwig	$1,271,816	$1,526,179	120%
John R. Considine	500,371	675,000	135%
Vincent A. Forlenza	377,058	625,000	166%
William A. Kozy	377,058	470,000	125%
Gary M. Cohen	381,979	440,000	115%

The PIP awards made to Messrs. Ludwig, Cohen and Kozy were generally in line with the PIP funding of 120% of target awards. The awards to these executives reflected their performance compared to the individual goals established for them and their contributions to BD’s performance for the year. The PIP award made to Mr. Forlenza reflected the performance of our Diagnostics segment under his leadership, including solid growth in our microbiology business unit, the continued development of our TriPath and GeneOhm businesses and the introduction of new products. The PIP award made to Mr. Considine reflected his efforts in helping BD exceed its performance targets for the year despite significant raw material increases and other financial challenges, and his leadership of our enterprise resource planning system upgrade.

Equity-Based Compensation Awards

Awards in fiscal year 2008. In fiscal year 2008, the Compensation Committee made the equity-based compensation awards to the named executive officers reflected in the “Grants of Plan-Based Awards in Fiscal Year 2008” table on page 36. These awards were made with respect to fiscal year 2007 performance. However, these awards are reflected in the Summary Compensation Table and other tables for fiscal year 2008, as required by the SEC proxy statement rules, since they were awarded during fiscal year 2008.

Based on the SFAS 123(R) value of the awards used for financial reporting, the award to Mr. Ludwig represented an approximate 9% increase in value over his fiscal year 2007 award. The Compensation Committee approved this increase in light of his performance and market comparison data showing that Mr. Ludwig’s equity-based compensation was not competitive with the Comparison Group. The awards given to Messrs. Cohen, Forlenza and Kozy represented increases of approximately 15% over their fiscal year 2007 awards. These increases were also made to maintain the equity-based compensation of these officers at a competitive level. Mr. Considine’s fiscal year 2008 award was maintained at substantially the same level as in fiscal year 2007.

The Performance Units included in these awards cover the fiscal years 2008-2010 performance period. The following table sets forth the minimum performance thresholds, target performance and maximum payout thresholds for these awards:

	Minimum Performance Threshold(1)	Target Performance	Maximum Payout Threshold(2)
Revenue Growth	5.5%	8.5%	12.5%
ROIC	27%	31%	34%

(1)	No amount will be paid out if BD does not achieve the minimum performance threshold for both revenue growth and ROIC.

(2)	The maximum payout of 200% of target will only occur if BD achieves the maximum payout threshold for both revenue growth and ROIC.

Awards in fiscal year 2009. In November 2008, the Compensation Committee made the equity-based compensation awards to the named executive officers reflected on page 38 with respect to fiscal year 2008 performance. Based on the SFAS 123(R) value of the awards used for financial reporting, the total value of the awards to Messrs. Ludwig, Kozy and Cohen represented decreases of approximately 10% from their fiscal 2008 awards, while the total value of the award to Mr. Considine represented a decrease of approximately 16% from his fiscal 2008 award. These decreases resulted in part from the change in methodology used by the Compensation Committee to value these awards, as described on page 26. The award to Mr. Forlenza represented an increase of approximately 30% over his fiscal 2008 award, in recognition of his recent election as President of BD, effective January 1, 2009.

The Performance Units included in these awards cover the fiscal years 2009-2011 performance period, and have the same minimum performance, target and maximum payout thresholds as the awards granted in fiscal year 2008. The maximum payout of these awards is 200% of share target.

Payout of prior Performance Unit awards in fiscal year 2008. During fiscal year 2008, Performance Units awarded in fiscal year 2005 vested. The payout of these awards is reflected in the “Option Exercises and Stock Vested in Fiscal Year 2008” table on page 41. These Performance Units covered the fiscal years 2005-2007 performance period. The performance targets for these Performance Units were 7% average annual revenue growth and 25% average ROIC.

Average annual revenue growth and average ROIC over the performance period were approximately 9.4% and 30.8%, respectively. In applying the payout grid, the Compensation Committee used its discretion to adjust reported revenue growth to eliminate the effect of acquisitions and divestures. This adjustment reduced revenue growth for the performance period from 9.4% to 8.9%. The Compensation Committee also eliminated certain items for purposes of calculating ROIC, but these items offset each other and resulted in no adjustment to ROIC for the period. Based on these adjusted results, 174% of the share target of the awards were paid.

Other Actions

In November 2008, we announced the election of David V. Elkins as our Executive Vice President and Chief Financial Officer, effective December 1, 2008. In connection with his election, the Compensation Committee approved a base salary for Mr. Elkins of $500,000 and a target PIP award of 70% of base salary. Mr. Elkins also received a sign-on payment of $220,000 and sign-on award of 5,285 TVUs, and will receive an additional $250,000 payment in January 2010 to compensate for the forfeiture of equity awards he previously received from his former employer.

Other benefits under our executive compensation program

Company transportation

The Compensation Committee encourages Mr. Ludwig to use BD aircraft for his personal and business travel, in order to make more efficient use of Mr. Ludwig’s travel time and mitigate business continuity risk. BD and Mr. Ludwig have entered into a time-sharing arrangement, under which Mr. Ludwig makes payments to BD for his personal use of BD aircraft. For fiscal year 2008, Mr. Ludwig’s time-share payments totaled

$131,370. The payments covered all but $2,600 of the incremental costs relating to Mr. Ludwig’s personal flights. Additional information on the time-sharing arrangement and the incremental cost to BD of Mr. Ludwig’s personal airplane use is set forth in the notes to the Summary Compensation Table on page 35.

Deferred Compensation

Our Deferred Compensation and Retirement Benefit Restoration Plan is an unfunded, nonqualified plan that, among other things, allows the named executive officers and other eligible associates to defer receipt of cash compensation and shares issuable under their equity-based compensation awards. This gives eligible associates the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under our tax-qualified 401(k) plan. The table on page 43 shows activity in the deferral accounts of the named executive officers during fiscal year 2008. We do not provide any guaranteed earnings on amounts deferred by the named executive officers. Earnings on these accounts are based on their individual investment selections. The plan is offered to our eligible associates as part of a competitive compensation program.

In 2008, BD began providing matching contributions on deferred cash compensation under the plan. BD matches 75% of the first 6% of salary and PIP award deferred by a participant under the plan and our 401(k) plan combined. These matching contributions are made to the extent the total salary and PIP award from which a participant makes contributions to both plans does not exceed three times the limit for qualified plans (which was $690,000 in 2008). The maximum combined matching contributions that a participant could receive with respect to fiscal year 2008 under both plans is $31,050.

Pension benefits

We maintain a qualified retirement plan for all of our associates. Benefits under the plan are based on age, years of service and compensation levels. Because the Internal Revenue Code limits the maximum annual benefit that may be paid to an individual under our retirement plan, we provide a restoration benefit under our Deferred Compensation and Retirement Benefit Restoration Plan to offset this limitation. A more complete description of our pension benefits begins on page 41. The named executive officers participate in these plans on the same basis as all eligible associates. These benefits are intended to be part of a competitive compensation program necessary to attract and retain executive talent and reduce associate turnover. As shown in the Summary Compensation Table on page 34, the present value of accumulated pension benefits of four of the named executive officers decreased during fiscal year 2008. This was primarily due to a change in the interest rate used to calculate these benefits.

Significant policies and additional information regarding executive compensation

Change of Control Agreements

We have an agreement with each of the named executive officers relating to their employment following a change of control. This agreement provides the executive with continued employment for a period of two years following a change of control of BD. It also provides certain benefits to the executive in the event his employment is terminated during this period. Generally, these benefits include a severance payment equal to three times the executive’s salary and PIP award, increased pension benefits, continued welfare plan benefits and outplacement services. A more complete description of the terms and potential payouts of our change of control agreements is found beginning on page 44.

General purpose. Our change of control agreements are intended to retain the executives and provide continuity of management in the event of an actual or threatened change of control of BD. Based on information provided by Towers Perrin, change of control arrangements are used by a substantial majority of the companies in the Comparison Group, and the terms of our agreements are intended to be consistent with the prevailing practices at those companies.

Triggering events. Our agreements contain what is known as a “double trigger” – that is, there must be a change of control of BD and a termination of the executive’s employment in order for any payments to be made. The termination can be either an actual termination or a “constructive” termination. A “constructive” termination occurs when a named executive officer’s duties are materially reduced, the executive is required to relocate beyond a certain distance, or the executive’s compensation is reduced. We opted for a “double-trigger,” rather than providing for severance payments solely on the basis of a change of control, since this is more consistent with the purpose of encouraging the continued employment of the executive following a change of control.

“Gross-up” payments. As is discussed on page 45, if the payments made to a named executive officer on account of his termination exceed certain amounts, BD may not be able to deduct the payments for federal income tax purposes and the named executive officer could be subject to a 20% excise tax on such payments. The excise tax is in addition to the executive’s regular payroll and income taxes. To offset the effect of the excise tax, we will make a “gross-up” payment to a named executive officer to reimburse him for the excise tax. In this way, the executive retains the same amount that he would have retained had the excise tax not been imposed. We provide for these payments because they allow an executive to recognize the full intended economic benefit of his agreement.

Other change of control provisions

Upon a change of control, all equity-based compensation awards issued under our plans will immediately vest. This accelerated vesting occurs for all employees, not just the named executive officers. Unlike the “double trigger” under the change of control agreements discussed above, no termination of employment is required for the accelerated vesting of the awards. Based on information provided by Towers Perrin, the Compensation Committee believes that these accelerated vesting provisions are consistent with market practices.

Recovery of prior compensation

The Board of Directors has adopted a policy that gives the Board the discretion to require a member of the BD Leadership Team to reimburse BD for any PIP award or Performance Unit payout that was based on financial results that were subsequently restated as a result of such member’s misconduct. The Board also has the discretion to cancel any equity-based compensation awards (or recover payouts under such awards) that were granted to such person with respect to the restated period, and require the person to reimburse BD for any profits realized on any sale of BD stock occurring after the public issuance of the financial statements that were subsequently restated. The BD Leadership Team consists of 45 members of senior management, and includes the named executive officers.

The policy also gives the Board the authority to require those members of the BD Leadership Team who were not involved in the misconduct to reimburse BD in the amount by which their PIP award or Performance Unit payouts exceeded the amount they would have received based on the restated results.

The terms of the policy have been incorporated into the PIP and the terms of our equity-based compensation awards.

Share retention and ownership guidelines

In order to promote equity ownership, we have adopted share retention and ownership guidelines for the named executive officers and other members of the BD Leadership Team. Under the guidelines, these associates are expected to retain, in shares of BD stock, 75% of the net, after-tax gain or the net, after-tax shares realized under equity-based compensation awards granted after the adoption of the guidelines in July 2004. This retention requirement applies until the person achieves and maintains a significant ownership position, which is expressed as a multiple of salary as follows:

President and Chief Executive Officer	5 times salary
Other Executive Officers (11 persons)	3 times salary
Other BD Leadership Team Members (33 persons)	1 times salary

The Compensation Committee annually reviews the shareholdings of the persons subject to these guidelines. Shares held directly, shares held indirectly through our benefit plans (including our 401(k) plan and Deferred Compensation and Retirement Benefit Restoration Plan), Career Shares and TVUs are included in determining a person’s share ownership. Stock options and SARs (including vested options and SARs) and unvested Performance Units are not included. Each of the named executive officers has achieved shareholdings in excess of his applicable multiple.

The named executive officers are required to hold 75% of the net, after-tax shares received upon exercise of the SARs granted to them in fiscal year 2008 for a period of one year following exercise. This is in addition to any requirements they may have under our share retention and ownership guidelines.

Our insider trading policy expressly prohibits our associates from engaging in options, puts, calls or other transactions that are intended to hedge against the economic risk of owning BD shares. This policy can be found on BD’s website at www.bd.com/investors/corporate_governance/.

Timing of equity awards

The Compensation Committee has adopted a policy on the granting of equity-based compensation awards (which can be viewed at www.bd.com/investors/corporate_governance/). The policy prohibits backdating any equity grant, and requires our annual equity-based compensation awards and any “off-cycle” awards approved by our Chief Executive Officer to be made on fixed dates. The policy also prohibits manipulating the timing of either the public release of information or the grant of an award in order to increase the value of the award. Under the policy, the exercise price of any stock option or SAR award will be the closing price of BD stock on the grant date.

Previously paid compensation

While considered by the Compensation Committee, compensation previously paid to the named executive officers, including amounts realized or realizable under prior equity-based compensation awards or pension accruals, did not affect the Compensation Committee’s compensation decisions for fiscal year 2008. This reflects the Compensation Committee’s view that an executive’s compensation should be based on the executive’s performance and the market value of his services. The Compensation Committee also believes that reducing an executive’s compensation based on the value of past compensation would weaken the competitiveness of our compensation program and make it more difficult to attract and retain executive talent.

Tax and accounting considerations

Section 162(m) of the Internal Revenue Code precludes BD from taking a federal income tax deduction for compensation paid in excess of $1 million to a named executive officer (other than our Chief Financial Officer). This limitation does not apply, however, to “performance-based” compensation, including SARs, stock options, Performance Units and PIP awards. The federal income tax deduction for Career Shares is not covered by this limitation because Career Shares are payable when a named executive officer is no longer employed by us. Salary and TVUs do not constitute “performance-based” compensation and are subject to the limitations of Section 162(m).

While the Compensation Committee generally attempts to preserve the deductibility of compensation paid to the named executive officers, the Compensation Committee believes the primary purpose of our compensation program is to support BD’s strategy and the long-term interests of our shareholders. Therefore, the Compensation Committee maintains the flexibility to award compensation that may be subject to the limits of Section 162(m) if doing so furthers the objectives of our executive compensation program. In recognition of the limits under Section 162(m), the TVUs granted to the named executive officers in fiscal year 2009 contain a provision that gives the Compensation Committee the authority to require the deferral of any shares issuable under a TVU if the deduction for such shares would be limited under Section 162(m).

We account for stock-based compensation in accordance with SFAS No. 123(R). SFAS No. 123(R) requires us to recognize compensation expense relating to share-based payments (such as SARs and restricted stock units) in our financial statements. The adoption of SFAS No. 123(R) and the recognition of this expense have not caused us to limit or significantly alter the equity-based compensation element of our program. This is because we believe equity-based compensation is needed to provide a competitive executive compensation program and fulfills important program objectives. We did, however, switch from issuing stock options to stock-settled SARs following the adoption of SFAS No. 123(R), since both types of awards result in the recognition of compensation expense and we believed that stock-settled SARs would result in less shareholder dilution. We would consider the effect under SFAS No. 123(R) of any proposed change to the equity-based compensation element of our program.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

The Compensation and Benefits Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in BD’s Annual Report on Form 10-K for the year ended September 30, 2008 and in this proxy statement.

COMPENSATION AND BENEFITS COMMITTEE
Edward F. DeGraan, Chair
Henry P. Becton, Jr.
Marshall O. Larsen
James F. Orr
Willard J. Overlock, Jr.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table shows the compensation provided by BD to each of the named executive officers in fiscal year 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Edward J. Ludwig	2008	$1,059,846	$2,995,948	$1,918,861	$1,526,179	0	$14,280	$7,515,114
Chairman, President	2007	1,030,000	2,961,445	2,192,651	1,400,000	$448,171	19,160	8,051,427
and Chief Executive Officer
John R. Considine	2008	667,162	955,656	599,476	675,000	223,992	11,061	3,132,347
Vice Chairman and	2007	643,951	1,025,692	745,676	670,000	159,518	7,313	3,252,150
Chief Financial Officer
Vincent A. Forlenza	2008	538,654	975,762	838,634	625,000	0	39,587	3,017,637
Executive Vice President	2007	510,170	847,415	589,719	585,000	203,258	7,299	2,742,861
William A. Kozy	2008	538,654	725,842	465,383	470,000	0	14,040	2,213,919
Executive Vice President	2007	509,162	855,536	666,355	425,000	201,468	7,520	2,665,041
Gary M. Cohen	2008	545,685	577,754	413,265	440,000	0	10,674	1,987,378
Executive Vice President	2007	528,211	606,526	426,530	425,000	53,228	7,436	2,046,931

(1)	Salary. BD’s fiscal year ends September 30. The amounts shown in the “Salary” column above reflect three months of salary at one calendar year rate and nine months at the following calendar year rate.

(2)

Stock Awards and Option Awards. The amounts shown in the “Stock Awards” and “Option Awards” columns above reflect the amounts expensed for the fiscal year under SFAS No. 123(R) for all outstanding stock awards (i.e., restricted stock units) and option awards (i.e., stock options and stock appreciation rights) held by the named executive officer (disregarding estimated forfeitures), including awards made in prior fiscal years. For a description of the methodology and assumptions used by us in arriving at the amounts reflected in these columns, see the notes to the consolidated financial statements incorporated by reference in our Annual Reports on Form 10-K for the years ended September 30, 2008, 2007, 2006, 2005 and 2004, respectively. Information regarding the SFAS No. 123(R) fair values of the stock awards and option awards granted to the named executive officers in fiscal year 2008 is set forth in the Grants of Plan-Based Awards in Fiscal Year 2008 table on page 36.

(3)

Non-Equity Incentive Plan Compensation. Includes the cash amounts earned under BD’s Performance Incentive Plan. These amounts are paid in January of the following fiscal year, unless deferred at the election of the named executive officer.

(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings.

Pension—Amounts shown are the aggregate changes in the actuarial present value of accumulated benefits under our defined benefit pension plans (including our restoration plan). These amounts represent the difference between the present value of accumulated pension benefits at normal retirement age at the beginning and end of the fiscal year. A decrease in present value is shown in the above table as “0.” During the 2008 fiscal year, primarily as a result of a change in the interest rate used to calculate benefits, the actuarial present value of accumulated pension benefits for Messrs. Ludwig, Forlenza, Kozy and Cohen decreased by the following amounts—Mr. Ludwig: $429,620; Mr. Forlenza: $132,903: Mr. Kozy: $220,394; and Mr. Cohen: $209,973. The present value of Mr. Considine’s accumulated pension benefits increased because the additional benefits resulting from an additional year of service more than offset the effect of the change in interest rate. Information regarding the named executive officers’ accumulated benefits under our pension plans is on page 42.

Deferred Compensation—Earnings on nonqualified deferred compensation are not included in this column, since no named executive officer earned above-market or preferential earnings on nonqualified deferred compensation during the fiscal years shown. Information on the named executive officers’ deferred compensation accounts is on page 43.

(5)	All Other Compensation. Amounts shown for fiscal year 2008 include the following:

	Edward J. Ludwig	John R. Considine	Vincent A. Forlenza	William A. Kozy	Gary M. Cohen
Matching contributions under 401(k) plan	$10,350	$10,350	$10,350	$10,350	$10,098
Use of corporate transportation	2,800	—	—	—	—
Tax reimbursements	—	—	3,791	3,114	—
Payment of audit-related fees	—	—	24,865	—	—
Term life insurance	1,130	711	581	576	576

Total	$14,280	$11,061	$39,587	$14,040	$10,674

The following is a description of these benefits:

•	Matching Contributions Under 401(k) Plan—The amounts shown reflect matching contributions made by BD pursuant to our 401(k) plan.

•

Use of Corporate Transportation—The amount shown for Mr. Ludwig is the value attributed to his personal use of corporate transportation. This consisted primarily of his personal use of BD aircraft. Pursuant to a policy adopted by the Board of Directors, Mr. Ludwig is encouraged to use BD aircraft for his personal and business travel. The value of Mr. Ludwig’s personal use of BD aircraft is equal to the incremental variable costs incurred by BD in connection with his flights that are not reimbursed by Mr. Ludwig. These variable costs include fuel, trip-related maintenance, crew travel expenses, on-board catering and landing and parking fees. Since BD aircraft are used predominantly for business purposes, we do not include fixed costs that do not change in amount based on usage, such as depreciation and pilot salaries. BD and Mr. Ludwig have entered into a time-sharing arrangement under which Mr. Ludwig makes time-share payments to BD for his personal use of BD aircraft. The payments are for the maximum amount permitted by Federal Aviation Administration regulations without subjecting BD to regulation as a charter carrier. Mr. Ludwig made total payments of $131,370 to BD under this arrangement for personal flights taken in fiscal year 2008, which covered all but $2,600 of the total variable costs associated with these flights.

The amount shown for Mr. Ludwig also includes the incremental cost to BD of his personal use of a BD-leased car ($200). BD makes available a driver and BD-leased car to Mr. Ludwig on occasion for commuting to and from work. These costs reflect a fuel charge and any other variable costs related to such use. Since BD-leased cars are used predominantly for business purposes, we have not included fixed costs, such as driver salaries, which do not change based on usage.

Mr. Ludwig is responsible for the payment of any tax on any income imputed to him as a result of his use of corporate transportation.

•

Tax Reimbursements—Mr. Kozy, a resident of New Jersey, spent a portion of his time in California in connection with his oversight of our BD Biosciences business segment. As a result, part of Mr. Kozy’s income may be treated as being earned in California for California state tax purposes. BD reimburses Mr. Kozy for any incremental state tax liability incurred by him as a result of being subject to California taxation. The same arrangement is in effect for Mr. Forlenza with respect to the period that he served as President of BD Biosciences.

•

Payment of Audit-Related Fees—Amount shown represents reimbursement of legal fees (and income taxes payable as a result of such reimbursement) relating to an audit of California state tax returns filed by Mr. Forlenza for the period that he served as President of BD Biosciences. BD reimburses Mr. Forlenza for these costs since they were incurred as a result of his job responsibilities in California.

•

Term Life Insurance—BD provides incremental term life insurance benefits to the named executive officers beyond those provided to BD associates generally. The amounts shown reflect the dollar value of the insurance premiums paid by BD for this incremental insurance.

INFORMATION REGARDING PLAN AWARDS IN FISCAL YEAR 2008

Set forth below is information regarding awards provided to the named executive officers in fiscal year 2008. The non-equity incentive awards were made under the BD Performance Incentive Plan. The equity-based awards were made under BD’s 2004 Employee and Director Equity-Based Compensation Plan.

Grants of Plan-Based Awards in Fiscal Year 2008

Name	Award Type(1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward J. Ludwig	PIP	N/A	$635,908	$1,271,816	$2,543,632
	PU	11-20-2007				231	23,140	46,280				$1,951,396
	CS	11-20-2007							14,229			1,199,932
	SAR	11-20-2007								75,029	$84.33	1,869,723
John R. Considine	PIP	N/A	250,186	500,371	1,000,742
	PU	11-20-2007				72	7,173	14,346				604,899
	CS	11-20-2007							4,411			371,980
	SAR	11-20-2007								23,259	$84.33	579,614
Vincent A. Forlenza	PIP	N/A	188,529	377,058	754,116
	PU	11-20-2007				56	5,600	11,200				472,248
	CS	11-20-2007							3,443			290,348
	SAR	11-20-2007								18,157	$84.33	452,472
William A. Kozy	PIP	N/A	188,529	377,058	754,116
	PU	11-20-2007				56	5,600	11,200				472,248
	CS	11-20-2007							3,443			290,348
	SAR	11-20-2007								18,157	$84.33	452,472
Gary M. Cohen	PIP	N/A	190,990	381,979	763,958
	PU	11-20-2007				56	5,600	11,200				472,248
	CS	11-20-2007							3,443			290,348
	SAR	11-20-2007								18,157	$84.33	452,472

(1)	Award Type: PIP = Performance Incentive Plan PU = Performance Unit CS = Career Share SAR = Stock Appreciation Right

(2)

The amounts shown represent the range of possible dollar payouts the named executive officers could have earned under the BD Performance Incentive Plan for fiscal year 2008. Actual payments under the Performance Incentive Plan for fiscal year 2008 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 34. The amount in the “Threshold” column assumes BD achieved the minimum performance level, resulting in Performance Incentive Plan funding of 50% of target, and that the named executive officer received an award equal to 50% of his award target.

(3)

The amounts shown represent the range of potential payouts, expressed in number of shares, under the Performance Unit awards. The amount in the “Threshold” column shows the number of shares that will be paid out assuming BD achieves the minimum performance level that would result in a payment of shares. The payout amounts shown in the above table do not reflect shares that may be issued pursuant to dividend equivalent rights.

(4)	The amounts shown do not reflect shares that may be issued pursuant to dividend equivalent rights.

(5)	The exercise price is the closing price of BD common stock on the date of grant, as reported on the New York Stock Exchange.

(6)

The amounts shown in this column reflect the grant date fair value of the awards under SFAS No. 123(R) used by BD for financial statement reporting purposes (disregarding estimated forfeitures). For a discussion of the assumptions made by us in arriving at the grant date fair value of these awards, see note 13 to the consolidated financial statements that are incorporated by reference in our Annual Report on Form 10-K for the year ended September 30, 2008.

Description of Awards

The following is a description of the awards listed in the above table.

Performance Incentive Plan

The BD Performance Incentive Plan provides an opportunity for annual cash incentive payments to the named executive officers and other eligible associates based on their contribution to BD’s fiscal year results. A more detailed discussion of the Performance Incentive Plan and the performance objectives established under the Performance Incentive Plan for fiscal year 2008 appears under the heading “Performance-based annual cash incentive awards” beginning on page 25. Total awards to BD’s executive officers may not, in the absence of special circumstances, exceed 3% of our reported after-tax net income for the fiscal year.

Equity-Based Compensation Awards

Performance Units. Performance Units are performance-based restricted stock units that vest on the third anniversary of the grant date. The potential payouts under these awards range anywhere from zero to 200% of the award’s share target, based on BD’s performance over the three-year performance period covering BD’s fiscal years 2008, 2009 and 2010. The payout will be based on BD’s performance against the pre-established performance targets, including 8.5% average annual revenue growth (after excluding the effects of foreign currency translation) and average return on invested capital of 31%, over the performance period. The Performance Units are issued in tandem with dividend equivalent rights (see below).

Career Shares. A Career Share is a restricted stock unit that represents the right to receive one share of BD common stock upon vesting. The Career Shares vest and are settled one year following retirement. During this one-year period, the named executive officer is subject to a non-compete covenant. The Career Shares vest earlier in the case of other events, such as involuntary termination without cause. The Career Shares are issued in tandem with dividend equivalent rights (see below).

Stock Appreciation Rights (SARs). A SAR represents the right to receive, upon exercise, shares of BD common stock equal in value to the difference between the market price of BD common stock at the time of exercise and the exercise price. These grants have a ten-year term, and become exercisable in four equal annual installments, beginning one year following the date of grant. The named executive officers are required to hold 75% of the net, after-tax shares received upon exercise of the SARs for a period of one year following exercise.

Dividend Equivalent Rights. The Career Shares and Performance Units were issued in tandem with dividend equivalent rights. Under these rights, the holder is credited with additional restricted stock units each time BD pays a dividend. Dividend equivalents accrue on these awards at the same rate as dividends are paid on outstanding shares of BD stock. The accrued units are paid only if the underlying award vests. The value of the dividend equivalent rights is included in the amounts shown in the “Stock Awards” column of the Summary Compensation Table.

Change of Control. Career Shares, Performance Units and SARs fully vest upon a change of control (see “Accelerated Vesting of Equity-Based Compensation Awards Upon a Change of Control” on page 46).

INFORMATION REGARDING EQUITY-BASED COMPENSATION
AWARDS IN FISCAL YEAR 2009

The applicable rules of the SEC require us to provide information regarding equity-based compensation paid in fiscal year 2008. We are supplementally providing the information below regarding equity-based compensation provided to the named executive officers in November 2008 (fiscal year 2009) under the 2004 Employee and Director Equity-Based Compensation Plan. The value of these awards is not reflected in the Summary Compensation Table on page 34 or the Grants of Plan-Based Awards in Fiscal Year 2008 table on page 36 because they were granted following the end of fiscal year 2008.

Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold (#)	Target (#)	Maximum (#)
Edward J. Ludwig	PU	11-25-2008	312	31,234	62,468				$1,952,125
	TVU	11-25-2008				15,617			976,063
	SAR	11-25-2008					99,313	$62.50	1,599,932
John R. Considine	PU	11-25-2008	90	9,044	18,088				565,250
	TVU	11-25-2008				4,522			282,625
	SAR	11-25-2008					28,758	$62.50	463,291
Vincent A. Forlenza	PU	11-25-2008	109	10,864	21,728				679,000
	TVU	11-25-2008				5,432			339,500
	SAR	11-25-2008					34,544	$62.50	556,504
William A. Kozy	PU	11-25-2008	75	7,523	15,046				470,188
	TVU	11-25-2008				3,762			235,125
	SAR	11-25-2008					23,922	$62.50	385,383
Gary M. Cohen	PU	11-25-2008	75	7,523	15,046				470,188
	TVU	11-25-2008				3,762			235,125
	SAR	11-25-2008					23,922	$62.50	385,383

(1)	Award Type: PU = Performance Unit TVU = Time-Vested Restricted Stock Unit SAR = Stock Appreciation Right

(2)

The amounts shown represent the range of potential payouts, expressed in number of shares, to the named executive officers under the Performance Unit awards. The amounts shown do not reflect the shares that may be issued pursuant to dividend equivalent rights.

(3)	The amounts shown do not reflect the shares that may be issued pursuant to dividend equivalent rights.

(4)	The exercise price is the closing price of BD common stock on the date of grant, as reported on the New York Stock Exchange.

(5)

The amounts shown in this column reflect the grant date fair value of the awards used by BD for financial statement reporting purposes. The fair value of these awards was determined using the same methodology used to determine the fair value of the awards granted in fiscal year 2008. To determine the fair value of the SARs listed above, the following assumptions were used: dividend yield: 2.11%; volatility: 28%; risk-free rate of return: 2.73%; and expected life: 6.5 years.

The performance targets under the Performance Units include 8.5% average annual revenue growth (after excluding the effects of foreign currency translation) and average return on invested capital of 31%, over the three-year period covering fiscal years 2009-2011. The maximum payout of these awards is 200% of share target.

Each Time-Vested Restricted Stock Unit entitles the holder to one share of BD common stock upon vesting. The Time-Vested Restricted Stock Units vest three years from grant and are issued in tandem with dividend equivalent rights that are paid out only if the award vests.

OUTSTANDING EQUITY AWARDS

The following table sets forth the outstanding equity awards held by the named executive officers at the end of fiscal year 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)
		Exercisable(1)	Unexercisable(1)
Edward J. Ludwig	11/27/2001	65,000	0	$32.49	11/27/2011
	11/25/2002	220,000	0	$29.99	11/25/2012
	11/24/2003	98,961	0	$38.78	11/24/2013
	11/23/2004	57,306	19,103	$54.41	11/23/2014
	11/21/2005	43,409	43,410	$59.16	11/21/2015
	11/21/2006	19,645	58,935	$71.72	11/21/2016
	11/20/2007	0	75,029	$84.33	11/20/2017
	Various					93,889	$7,535,531	142,230	$11,415,379
John R. Considine	11/25/2002	90,000	0	$29.99	11/25/2012
	11/24/2003	40,000	0	$38.78	11/24/2013
	11/23/2004	22,923	7,641	$54.41	11/23/2014
	11/21/2005	14,078	14,079	$59.16	11/21/2015
	11/21/2006	6,384	19,155	$71.72	11/21/2016
	11/20/2007	0	23,259	$84.33	11/20/2017
	Various					29,931	$2,402,262	45,500	$3,651,830
Vincent A. Forlenza	11/27/2001	58,000	0	$32.49	11/27/2011
	11/25/2002	45,000	0	$29.99	11/25/2012
	11/24/2003	26,000	0	$38.78	11/24/2013
	11/23/2004	17,192	5,731	$54.41	11/23/2014
	11/21/2005	10,559	10,559	$59.16	11/21/2015
	11/21/2006	4,518	13,555	$71.72	11/21/2016
	11/20/2007	0	18,157	$84.33	11/20/2017
	Various					26,426	$2,120,951	33,711	$2,705,645
William A. Kozy	11/25/2002	41,666	0	$29.99	11/25/2012
	11/24/2003	26,000	0	$38.78	11/24/2013
	11/23/2004	17,192	5,731	$54.41	11/23/2014
	11/21/2005	10,559	10,559	$59.16	11/21/2015
	11/21/2006	4,518	13,555	$71.72	11/21/2016
	11/20/2007	0	18,157	$84.33	11/20/2017
	Various					30,882	$2,478,589	33,711	$2,705,645
Gary M. Cohen	11/24/2003	30,000	0	$38.78	11/24/2013
	11/23/2004	17,382	5,795	$54.41	11/23/2014
	11/21/2005	10,676	10,677	$59.16	11/21/2015
	11/21/2006	4,518	13,555	$71.72	11/21/2016
	11/20/2007	0	18,157	$84.33	11/20/2017
	Various					22,474	$1,803,763	33,799	$2,712,708

(1)	Stock options and SARs are included in these columns. Options and SARs become exercisable in four equal annual installments, beginning one year following the date of grant.

Set forth below is the value of the unexercised vested options and SARs held by each named executive officer as of the end of fiscal year 2008. The value represents the difference between $80.26, the closing price of BD common stock on September 30, 2008, and the exercise price of each unexercised vested option or SAR held by the named executive officer.

Name	Value of Vested Options and SARs
Edward J. Ludwig	$20,835,122
John R. Considine	7,127,895
Vincent A. Forlenza	6,817,265
William A. Kozy	3,879,004
Gary M. Cohen	1,957,775

These values may not reflect the value actually realized by the named executive officers, due, for example, to recent market conditions. The closing price of BD common stock on December 1, 2008 was $62.03.

(2)

The amounts shown in this column represent grants of Career Shares and other restricted stock units that are not performance-based. These awards vest at, or one year following, the retirement of the named executive officer.

(3)

Market value has been calculated by multiplying the number of unvested units by $80.26, the closing price of BD common stock on September 30, 2008. These values may not reflect the value actually realized by the named executive officers. The closing price of BD common stock on December 1, 2008 was $62.03.

(4)

The amounts in this column represent the Performance Unit awards shown below. The amounts shown for the Performance Units that vested in November 2008 are actual payout amounts (including shares accumulating under dividend equivalent rights). All other amounts shown reflect the maximum number of shares issuable under the awards. The actual number of shares issued will be based on BD’s performance over the applicable performance period.

For Mr. Ludwig:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/21/2005	32,729	Fiscal years 2006-2008	11/21/2008
11/21/2006	62,585	Fiscal years 2007-2009	11/21/2009
11/20/2007	46,916	Fiscal years 2008-2010	11/20/2010

For Mr. Considine:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/21/2005	10,616	Fiscal years 2006-2008	11/21/2008
11/21/2006	20,340	Fiscal years 2007-2009	11/21/2009
11/20/2007	14,544	Fiscal years 2008-2010	11/20/2010

For Messrs. Forlenza and Kozy:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/21/2005	7,962	Fiscal years 2006-2008	11/21/2008
11/21/2006	14,395	Fiscal years 2007-2009	11/21/2009
11/20/2007	11,354	Fiscal years 2008-2010	11/20/2010

For Mr. Cohen:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/21/2005	8,050	Fiscal years 2006-2008	11/21/2008
11/21/2006	14,395	Fiscal years 2007-2009	11/21/2009
11/20/2007	11,354	Fiscal years 2008-2010	11/20/2010

STOCK OPTION EXERCISES AND VESTING OF STOCK UNITS

The following table contains information relating to the exercise of stock options and vesting of Performance Units during fiscal year 2008.

Option Exercises and Stock Vested in Fiscal Year 2008

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting
Edward J. Ludwig	345,000	$18,043,688	43,628	$3,643,811
John R. Considine	125,000	6,956,954	17,451	1,457,508
Vincent A. Forlenza	50,000	2,733,985	13,089	1,093,193
William A. Kozy	111,336	5,839,835	13,089	1,093,193
Gary M. Cohen	138,974	7,772,552	13,236	1,105,471

(1)	Represents the difference between the exercise price of the options and the fair market value of BD common stock at exercise.

(2)

Shows the shares (including dividend equivalent rights) distributable under Performance Units that were issued in November 2004 and vested in November 2007. These Performance Units covered the fiscal year 2005-2007 performance period. Mr. Cohen voluntarily deferred 3,970 of his shares under our Deferred Compensation and Retirement Benefit Restoration Plan until termination of employment.

(3)	Based on the closing price of BD stock of $83.52 on November 23, 2007, the vesting date.

OTHER COMPENSATION

Retirement Plan

General. BD’s Retirement Plan is a non-contributory defined benefit plan that provides for normal retirement at age 65 and permits earlier retirement in certain cases. The Retirement Plan is generally available to all active full-time and part-time BD associates. Benefits are based upon an associate’s years of service and compensation for the five consecutive calendar years that produce the highest average annual compensation. The covered compensation includes salary, commissions and annual incentive payments. The Retirement Plan is integrated with Social Security, which means that BD provides a higher pension benefit with respect to an associate’s compensation that exceeds the Social Security wage base than on compensation that is subject to the Social Security tax. This feature of the Retirement Plan accounts for the fact that Social Security benefits will not be paid to the associate with respect to compensation that exceeds the Social Security wage base.

Deferred Compensation and Retirement Benefit Restoration Plan. The Internal Revenue Code limits the maximum annual benefit that may be paid to any individual under the Retirement Plan and the amount of compensation that may be recognized in calculating these benefits. BD makes supplemental payments to its Deferred Compensation and Retirement Benefit Restoration Plan to offset any reductions in benefits that result from these limitations. BD’s obligations to pay retirement benefits under the Deferred Compensation and Retirement Benefit Restoration Plan are funded through a trust. The trust is currently secured by a letter of credit. The trustee is required to draw on the letter of credit, up to specified limits, following a change of control of BD (as defined in the trust agreement).

Supplemental Agreement. Mr. Considine has a supplemental agreement with BD under which he is entitled to receive an annual supplemental pension benefit (payable as an annuity) based on his age at termination, ranging from $107,771 (for termination at age 58) to $300,958 (for termination at age 70). Under a separate agreement, Mr. Considine is entitled to participate in the BD retiree medical plan following termination of his employment for any reason.

Estimated Benefits. The following table shows the lump sum actuarial present value of accumulated retirement benefits payable under our plans at normal retirement age, assuming benefits payable as a single life annuity. For a description of the other assumptions used in calculating the present value of these benefits, see note 5 to the consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended September 30, 2008.

PENSION BENEFITS AT 2008 FISCAL YEAR-END

Name	Plan name	Number of years credited service	Present value of accumulated benefit
Edward J. Ludwig	Retirement Plan	29	$443,615
	Restoration Plan	29	4,451,540
John R. Considine	Retirement Plan	8	320,428
	Restoration Plan	8	720,603
	Supplemental Agreement	N/A	562,022
Vincent A. Forlenza	Retirement Plan	28	368,715
	Restoration Plan	28	1,188,348
William A. Kozy	Retirement Plan	34	493,741
	Restoration Plan	34	1,501,327
Gary M. Cohen	Retirement Plan	25	204,919
	Restoration Plan	25	683,770

Amounts shown are not subject to any further deduction for Social Security benefits or other offsets. Associates may elect to receive a lifetime pension or the actuarial value of their retirement benefits in a lump sum, as described below.

Calculation of Benefits. The monthly pension benefit payable in cases of retirement at normal retirement age is calculated using the following formula:

(1% of average final covered compensation, plus 1.5% of average final excess compensation)
multiplied by
years and months of credited service

For purposes of the formula, “average final covered compensation” is generally the portion of an associate’s covered compensation subject to Social Security tax, and “average final excess compensation” is the portion that is not subject to such tax.

Early Retirement. Our plans allow for early retirement when an associate has reached age 55 and has at least 10 years of vesting service. Messrs. Ludwig, Forlenza and Kozy are currently eligible for early retirement under the plans. As a result of his supplemental agreement, Mr. Considine is eligible for early retirement under the Deferred Compensation and Retirement Benefit Restoration Plan. Under the early retirement provisions, an associate’s pension benefit is reduced by 4/10 of 1% (0.004) for each month that the associate receives benefits before the earlier of (i) age 65 or (ii) the date the associate’s age plus years of credited service would have equaled 85 had his or her employment continued. For example, if an associate were to retire at age 63 with 22 years of service, the associate’s benefit would not be reduced, because the sum of the associate’s age and service equals 85.

Form of Benefit. Participants may elect to receive their benefits in various forms. Participants may select a single life annuity, in which pension payments will be payable only during the associate’s lifetime. Associates may also elect to receive their benefits in a single lump sum payment that is actuarially equivalent to the benefit payable under the single life annuity option.

Married participants may select a joint and survivor annuity option. Under this option, the associate receives a reduced benefit during his or her lifetime and upon death, the associate’s spouse will receive monthly payments for the remainder of the spouse’s lifetime. The associate can choose a continuation benefit of 50%, 75% or 100% of the amount that was paid to the associate. The degree to which the pension benefit is reduced depends upon the age difference of the associate and the spouse, and on the percentage of the continuation benefit that is selected.

Associates may also select a guaranteed payment option. This option allows an associate to receive monthly income for life. The associate chooses a designated number of guaranteed monthly payments (either a 60-month minimum guarantee or a 120-month minimum guarantee). If the associate dies before receiving all of the minimum payments, the associate’s beneficiary will receive the balance of the payments. If this option is selected, the single life annuity otherwise payable is reduced to cover the cost of the guarantee. The amount of the reduction is 3% if the 60-month option is chosen, and 7% if the 120-month option is chosen.

Deferred Compensation

Cash Deferrals. The BD Deferred Compensation and Retirement Benefit Restoration Plan is a nonqualified plan that allows an associate with an annual salary of $100,000 or more to defer receipt of up to 75% of salary and/or up to 100% of the associate’s Performance Incentive Plan award until the date or dates elected by the associate. The amounts deferred are invested in shares of BD common stock or in accounts that mirror the gains and/or losses of several different publicly-available investment funds, based on the investment selections of the participants. The investment risk is borne solely by the participant. Participants are entitled to change their investment elections monthly with respect to prior deferrals, future deferrals or both. The plan does not offer any above-market or preferential rates of return to the named executive officers. The investment options available to participants may be changed by BD at any time.

Deferral of Equity Awards. The plan also allows associates to defer receipt of up to 100% of the shares issuable under their restricted stock unit awards. These deferred shares are allocated to the participant’s BD stock account and must stay in such account until they are distributed.

Withdrawals and Distributions. A participant may elect to receive deferred amounts either while they are still employed at BD or following termination of employment. A participant may elect to receive distributions in installments or in a lump sum. Except in the case of an unforeseen emergency, a participant may not withdraw deferred funds prior to their scheduled distribution date.

Matching Contributions. BD provides matching contribution credits on cash amounts deferred under the plan. These credits are made in the January following the fiscal year in which the compensation was deferred. BD matches 75% of the first 6% of salary and Performance Incentive Plan award deferred by a participant under the plan and our 401(k) plan combined. Matching contributions are made to the extent the total cash compensation from which a participant makes contributions to both plans does not exceed three times the limit for qualified plans ($690,000 in 2008).

Unfunded Liability. The plan is not funded by BD, and BD is not required to make any contributions to the plan. BD has unrestricted use of any amounts deferred by participants. Participants have an unsecured contractual commitment by BD to pay the amounts due under the plan. When such payments are due, the cash and/or stock will be distributed from BD’s general assets. BD has purchased corporate-owned life insurance that mirrors the returns on funds contributed to the plan to substantially offset this liability.

Account Information. The following table sets forth information regarding activity during fiscal year 2008 in the plan accounts maintained by the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2008

Name	Executive contributions in last fiscal year(1)	Aggregate losses in last fiscal year	Aggregate balance at last fiscal year-end
Edward J. Ludwig	$1,310,410	$(381,611)	$9,642,332
John R. Considine	621,177	(435,393)	7,750,268
Vincent A. Forlenza	60,219	(62,782)	382,312
William A. Kozy	81,365	(71,293)	431,887
Gary M. Cohen	909,324	(327,447)	2,747,418

(1)

The following amounts are reported as compensation in the fiscal year 2008 “Salary” column of the Summary Compensation Table appearing on page 34 — Mr. Ludwig: $109,946; Mr. Considine: $193,805; Mr. Forlenza: $25,119; Mr. Kozy: $41,865; and Mr. Cohen: $56,619. The remaining contributions shown for the named executive officers relate to the deferral of fiscal year 2007 Performance Incentive Plan awards and/or shares of BD stock distributable under prior Performance Unit awards.

Additional Arrangements

All associates of BD, including the named executive officers, are eligible to participate in BD’s Matching Gift Program, pursuant to which BD matches up to $5,000 of contributions that are made to qualifying nonprofit organizations.

PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Payments Upon Termination of Employment

The table below sets forth estimated payments and benefits that would be paid by BD to each named executive officer as a result of the named executive officer’s termination of employment under various scenarios. The amounts shown assume termination of employment on September 30, 2008. However, the actual amounts that would be paid to the named executive officers under each scenario can only be determined at the time of termination.

Name	Termination following a change of control(1)	Termination due to retirement(2)	Termination without cause(3)	Termination due to disability(4)	Termination due to death(5)
Edward J. Ludwig	$10,391,651	$27,398,258	$12,003,792	$13,357,078	$27,971,543
John R. Considine	5,529,612	6,665,512	3,970,384	4,321,548	7,691,672
Vincent A. Forlenza	4,026,866	8,792,979	3,614,776	3,541,530	8,579,393
William A. Kozy	3,872,748	9,945,015	3,972,414	3,899,168	9,479,608
Gary M. Cohen	3,703,531	3,313,884	3,303,447	3,234,346	5,018,116

(1)

Includes amounts under change of control employment agreements (which are described below). Does not include the accelerated vesting of equity-based compensation awards that occurs upon a change of control (see table below).

(2)

Includes for Messrs. Ludwig, Considine, Forlenza and Kozy early retirement benefits under our pension plans, assuming payout as a lump sum, in the following amounts — Mr. Ludwig: $13,717,572; Mr. Considine: $2,239,064; Mr. Forlenza: $5,172,714; and Mr. Kozy: $5,967,112. A description of the payout options under our pension plans is on page 42. Mr. Cohen is not currently eligible for retirement under our pension plans. Also includes the accelerated vesting of equity-based compensation awards upon retirement, including Career Shares held by the named executive officers, even though the Career Shares do not vest and settle until the first anniversary of retirement. The amounts shown reflect the pro rata amount of Performance Units earned as of September 30, 2008. The amount included for the Performance Units reflect the awards that vested in November 2008 at their actual payout and all other Performance Units at their target payout.

(3)

Includes the accelerated vesting of equity-based compensation awards upon termination of employment, outplacement services (with an assumed maximum cost of $100,000) and severance benefits. A U.S. associate is entitled to severance equal to two weeks salary for each year of service (assuming the associate grants a general release to BD), subject to a maximum payment limit (which was $460,000 in 2008).

(4)

Includes the accelerated vesting of equity-based compensation awards upon termination of employment due to disability. In the event of disability, BD may, upon the associate’s request, accelerate the payment of the associate’s benefits under our Deferred Compensation and Retirement Benefit Restoration Plan. These restoration benefits are not included in the above table.

(5)

Includes the accelerated vesting of equity-based compensation awards upon death, life insurance benefits equal to two times base salary, and the lump sum payment of benefits under the Deferred Compensation and Retirement Benefit Restoration Plan.

In the event of termination following a change of control, or termination without cause or due to disability, Messrs. Ludwig, Considine, Forlenza and Kozy could elect early retirement under BD’s pension plans. In such case, they would also receive the retirement benefits described in note 2 in the above table.

The amounts shown in the above table do not include deferred compensation to which the named executive officers would be entitled upon termination, which is shown on page 43. The amounts shown also do not include the value of vested stock options and SARs held by the named executive officers as of September 30, 2008. The value of these vested options and SARs appears on page 40.

Payments Upon Termination Following a Change of Control

BD has an agreement with each of the named executive officers that provides for the continued employment of the executive for a period of two years following a change of control of BD. These agreements are designed to retain the named executive officers and provide continuity of management in the event of an actual or threatened change of control of BD. The following is a summary of the key terms of the agreements, and is not intended to be a complete description of their terms.

The agreement provides that BD will continue to employ the named executive officer for two years following a “change of control,” and that during this period, the executive’s position and responsibilities at BD will be the same in all material respects with those prior to the change of control. The agreement also provides for minimum salary, annual cash incentive payment and other benefits during this two-year period. “Change of control” is defined under the agreement generally as:

•	the acquisition by any person or group of 25% or more of the outstanding BD common stock;

•	the incumbent members of the Board ceasing to constitute at least a majority of the Board;

•	certain business combinations; and

•	shareholder approval of the liquidation or dissolution of BD.

The agreement also provides that in the event the named executive officer is terminated without “cause,” or the executive terminates his employment for “good reason,” during the two years following a change of control, the executive would receive:

•

a pro rata cash incentive payment for the year of termination based on the higher of (i) the executive’s average cash incentive payment for the last three fiscal years prior to termination, and (ii) his target cash incentive payment for the year in which the termination occurs (the greater of the two being referred to herein as the “Highest Incentive Payment”);

•	a lump sum severance payment equal to three times the sum of the executive’s annual salary and the Highest Incentive Payment;

•	a lump sum payment equal to the present value of the increased pension benefits the executive would have received had he remained employed for an additional three years following termination;

•	continuation of the executive’s welfare benefits (reduced to the extent provided by any subsequent employer) for a period of three years; and

•	outplacement services, subject to a limit on the cost to BD of $100,000.

“Cause” is generally defined as the willful and continued failure of the executive to substantially perform his duties, or illegal conduct or gross misconduct that is materially injurious to BD. “Good reason” is generally defined to include (i) any significant change in the executive’s position or responsibilities, (ii) the failure of BD to pay any compensation called for by the agreement, or (iii) certain relocations of the executive.

Under the agreement, if any payments or distributions made by BD to the named executive officer as a result of a change of control would be subject to the excise tax imposed by the Internal Revenue Code, BD will make an additional “gross-up” payment to the executive. As a result of this “gross-up,” the named executive officer would retain the same amount, net of all taxes, that he would have retained had the excise tax not been triggered. This gross-up provision applies to any payments or distributions resulting from the change of control, including the accelerated vesting of equity awards discussed below. However, if such payments and distributions do not exceed 110% of the level that triggers the excise tax, the payments will be reduced to the extent necessary in order to avoid the need for any gross-up payment.

The following table sets forth the estimated benefits each named executive officer would receive under his agreement in the event he was terminated without “cause” or terminated his employment for “good reason” following a change of control. The table assumes a termination date of September 30, 2008. These estimates are based on salary rates in effect as of September 30, 2008, and use the average cash incentive payment of the named executive officers for the last three fiscal years as the Highest Incentive Payment. No gross-up payment would have been required with respect to the payment of these benefits.

Name	Incentive Payment	Severance Payment	Additional Retirement Benefits	Welfare Benefits	Outplacement Services	Total
Edward J. Ludwig	$1,526,179	$7,788,537	$940,935	$36,000	$100,000	$10,391,651
John R. Considine	606,667	3,839,001	947,944	36,000	100,000	5,529,612
Vincent A. Forlenza	458,333	3,009,999	422,534	36,000	100,000	4,026,866
William A. Kozy	452,469	2,992,407	291,872	36,000	100,000	3,872,748
Gary M. Cohen	458,375	3,025,125	84,031	36,000	100,000	3,703,531

Accelerated Vesting of Equity-Based Compensation Awards Upon a Change of Control

Upon a change of control, as defined in our equity-based compensation plans, all unvested options and SARs will become fully vested and exercisable, and all restricted stock units, including Career Shares and Performance Units, will become fully vested and payable (with Performance Units being payable at their target amount). This accelerated vesting occurs with respect to all equity-based compensation awards granted by BD, and not just those granted to the named executive officers. In addition, no termination of employment is required to trigger this acceleration.

The following table sets forth the value to the named executive officers of the accelerated vesting of their unvested equity-based compensation awards, assuming a change of control of BD on September 30, 2008. The BD common stock closing price of $80.26 on September 30, 2008 is used for purposes of these calculations.

Name	Career Shares and Other Units	Performance Units	Options/SARs	Total
Edward J. Ludwig	$7,535,531	$6,176,168	$1,913,286	$15,624,985
John R. Considine	2,402,262	1,977,526	658,241	5,038,029
Vincent A. Forlenza	2,120,951	1,473,413	486,754	4,081,118
William A. Kozy	2,478,589	1,473,413	486,754	4,438,756
Gary M. Cohen	1,803,763	1,479,593	490,899	3,774,255

The value of unvested restricted stock units is calculated by multiplying the shares distributable by $80.26. The value of unvested options and SARs equals the difference between the exercise price of each option or SAR and $80.26.

Equity-Based Compensation Upon Termination

Upon a named executive officer’s retirement:

•	all unvested options and SARs held by the named executive officer would become fully exercisable for their remaining term;

•	all Career Shares and other time-vested units held by the named executive officer would vest at, or on the first anniversary of, retirement; and

•

all Performance Units held by the named executive officer would vest pro rata based on the amount of the vesting period that had elapsed. The payments would be made after the end of the applicable performance periods and would be based on BD’s actual performance for those periods, rather than award targets.

Upon a named executive officer’s termination due to involuntary termination:

•

the named executive officer would be entitled to exercise the stock options and SARs held by him for three months following termination, but only to the extent they were vested at the time of termination;

•	all Career Shares and other time-vested units held by the named executive officer would fully vest and be paid; and

•

all Performance Units held by the named executive officer would vest and be paid pro rata based on the amount of the vesting period that had elapsed. The named executive officer’s payment would be based on award targets.

Upon a named executive officer’s termination due to death or disability:

•	all unvested options and SARs held by the named executive officer would become fully exercisable for their remaining term;

•	all Career Shares and other time-vested units held by the named executive officer would fully vest and be paid; and

•

all Performance Units held by the named executive officer would vest and be paid pro rata based on the amount of the vesting period that has elapsed. The named executive officer’s payment would be based on award targets.

Proposal 2.	RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“E&Y”) has been selected by the Audit Committee of the Board to audit the accounts of BD and its subsidiaries for the fiscal year ending September 30, 2009. A representative of E&Y will attend the 2009 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement.

Listed below are the fees billed to BD by E&Y for services rendered during fiscal years 2008 and 2007:

	2008	2007
Audit Fees	$7,680,000	$6,756,000

“Audit Fees” include fees associated with the annual audit of BD’s consolidated financial statements, reviews of BD’s quarterly reports on Form 10-Q, registration statements filed with foreign regulatory bodies, and statutory audits required internationally.

Audit Related Fees	132,000	151,000

“Audit Related Fees” consist of assurance and related services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit Fees. The services for fees disclosed in this category include benefit plan audits and other audit services requested by management, which are in addition to the scope of the financial statement audit.

Tax Fees	317,000	383,000	“Tax Fees” includes tax compliance, assistance with tax audits, tax advice and tax planning.
All Other Fees	6,000	20,000	“All Other Fees”

Total	$8,135,000	$7,310,000

A substantial portion of the professional services fees for the years ended September 30, 2008 and 2007 are denominated in a currency other than U.S. dollars. The increase in fees is due primarily to inflation in combination with the foreign exchange impact of the weakening U.S. dollar.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee is responsible for appointing BD’s independent registered public accounting firm (the “independent auditors”) and approving the terms of the independent auditors’ services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors, as described below.

Audit Services. Under the policy, the Audit Committee will appoint BD’s independent auditors each fiscal year and pre-approve the engagement of the independent auditors for the audit services to be provided.

Non-Audit Services. In accordance with the policy, the Audit Committee has established detailed pre-approved categories of non-audit services that may be performed by the independent auditors during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve additional non-audit services to be performed by the independent auditors, subject to certain dollar limitations, and that the full Audit Committee is informed of each service. All other non-audit services are required to be pre-approved by the entire Audit Committee.

The Audit Committee believes that the provision of the non-audit services described above by E&Y is consistent with maintaining the independence of E&Y.

The Board of Directors recommends a vote FOR Proposal 2. If ratification is withheld, the Audit Committee will reconsider its selection.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews BD’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee monitors these processes.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and the letter pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence. The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of BD’s internal controls, and the overall quality of BD’s financial reporting. Management has also reviewed with the Audit Committee its report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also received the report from the independent auditors on the Company’s internal control over financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Basil L. Anderson, Chair
Marshall O. Larsen
Gary A. Mecklenburg
Cathy E. Minehan
James F. Orr
Bertram L. Scott

Proposal 3.	AMENDMENT TO BD’S RESTATED CERTIFICATE OF
INCORPORATION TO PROVIDE FOR THE
ANNUAL ELECTION OF DIRECTORS

The Board of Directors recommends approval of an amendment to Article V of BD’s Restated Certificate of Incorporation that would declassify the Board and cause each director to be elected annually for a one-year term.

Article V of BD’s Restated Certificate of Incorporation currently provides that our Board is divided into three classes, with each class being elected every three years. If the proposed amendment is approved by the requisite vote of our shareholders, the classification of the Board will be phased out as follows:

•	The term of office of those directors elected at the 2009 Annual Meeting will end at the 2010 Annual Meeting, at which the director will be eligible to stand for re-election.

•

Those continuing directors whose current terms expire at the 2010 and 2011 Annual Meeting, respectively, will serve the remainder of their terms, and thereafter will be eligible to stand for re-election for a one-year term.

•

Any director chosen as a result of a newly-created directorship or to fill a vacancy on the Board will hold office until the next Annual Meeting, at which the director will be eligible to stand for re-election for a one-year term.

If our shareholders do not approve this amendment, the Board will remain classified and the directors elected at the 2009 Annual Meeting will serve a three-year term expiring at the 2012 Annual Meeting, subject to their earlier death, resignation or removal. If approved, this proposal will become effective upon the filing of a Certificate of Amendment containing the amendment with the Department of Treasury of the State of New Jersey, which BD intends to do promptly after shareholder approval is obtained.

The Board is committed to good corporate governance and has periodically considered the advantages and disadvantages of maintaining a classified board. In the past, the Board has concluded that a classified board structure was in the best interests of BD and its shareholders. A classified board generally provides for continuity and stability, promotes a long-term focus and may assist in the event of an unsolicited takeover attempt. However, in light of the shareholder vote in favor of a declassification proposal at the 2008 Annual Meeting and evolving corporate governance practices, the Board requested that the Corporate Governance and Nominating Committee again consider the various positions for and against a classified board. Based upon the analysis and recommendation of the Corporate Governance and Nominating Committee, the Board has concluded that amending BD’s Restated Certificate of Incorporation to provide for the annual election of all directors in the manner set forth in the proposed amendment will be in the best interests of BD and our shareholders. In this regard, the Board recognizes that many investors and commentators believe that the election of directors is the primary means for shareholders to influence corporate governance policies and hold management accountable for implementing those policies. The Board also takes note of the fact that annual elections of directors are in line with emerging corporate governance practices, providing shareholders with the opportunity to register their views on the performance of the entire Board each year.

Accordingly, the Board unanimously approved the amendment and determined to recommend that shareholders approve the amendment to Article V of BD’s Restated Certificate of Incorporation to provide for the annual election of directors.

The proposed amended text of Article V of BD’s Restated Certificate of Incorporation is attached as Appendix B to this proxy statement.

To be approved, Proposal 3 must receive “For” votes from at least two-thirds of the shares of common stock entitled to vote thereon.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 4.	AMENDMENT TO THE 2004 EMPLOYEE AND DIRECTOR
EQUITY-BASED COMPENSATION PLAN

Our 2004 Director and Employee Equity-Based Compensation Plan is used for awards of equity-based compensation. As is described elsewhere in this proxy statement, equity-based compensation is a significant element of our overall compensation program. Equity-based compensation serves to align the interests of our executives and other employees with those of BD’s shareholders, to encourage the achievement of important performance goals, and to attract, reward and retain individuals at all levels of BD’s organization who are important to BD’s future.

Proposed Amendment

As of November 30, 2008, 651,495 shares remained available for the issuance of awards under the plan. We do not believe these remaining shares are sufficient to continue using equity-based compensation as an element of our compensation program. Accordingly, the Board of Directors has approved an amendment to Section 5 of the plan to increase the shares available for awards by 3.5 million shares, from 14.5 million to 18 million, subject to shareholder approval of the amendment. Under the terms of the amendment, only two million of the shares available under the plan following shareholder approval of the amendment may be used for full-value awards. “Full value” awards are any type of awards other than stock options and stock appreciation rights (“SARs”). This would include, for instance, Performance Units and Time-Vested Restricted Stock Units.

To the extent any outstanding award granted under the plan is canceled or expires, the shares subject to the award will become available again for issuance. Also, shares underlying awards issued in assumption of, or substitution for, awards issued by a company acquired by BD (referred to as “Substitute Awards”) will not reduce the number of shares remaining available for issuance under the plan.

If this amendment is not approved, the proposed additional shares will not become available for issuance under the plan, but the plan will otherwise remain in effect.

Material Terms of the Plan

The following is a summary of the material features of the plan. A copy of the plan as proposed to be amended is attached to this proxy statement as Appendix C.

Eligibility and Participation

Any employee of BD, including any officer or employee-director, is eligible to receive awards under the plan. Additionally, any holder of an outstanding equity-based award issued by a company acquired by BD may be granted a Substitute Award under the plan. BD had approximately 28,000 employees as of September 30, 2008.

Non-management directors of BD are also eligible to participate in the plan. There are currently 12 non-management members of the Board of Directors.

No participant may receive stock options and SARs under the plan in any calendar year relating to more than 250,000 shares of BD common stock, subject to adjustment as discussed below.

Administration of the Plan

The plan is administered by the Compensation and Benefits Committee of the BD Board of Directors (referred to herein as the “Compensation Committee”). The Compensation Committee has, among other powers, the authority to interpret and construe any provision of the plan, to adopt rules and regulations for administering the plan, and to perform other acts relating to the plan. The Compensation Committee also has the discretion to delegate any administrative responsibilities under the plan. Decisions of the Compensation Committee are final and binding on all parties. The Compensation Committee has the sole discretion to grant to eligible participants one or more equity awards and to determine the type, number or amount of any award to be granted.

Awards

General. Awards are granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise, the holder will receive cash, stock, other securities, other awards, other property or any combination thereof. Shares of stock deliverable under the plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No awards may be granted under the plan after February 11, 2014.

Exercise Price. Except in the case of Substitute Awards, the exercise price of any stock option or SAR, and the purchase price of any security that may be purchased under any other award, will not be less than 100% of the fair market value of the stock or other security on the date of grant. The Compensation Committee may not amend an award to reduce its exercise, grant or purchase price (a “repricing”), or cancel an outstanding stock option or SAR and replace it with a new award with a lower exercise price, except for adjustments in connection with stock splits and other events, as described below. The closing price of BD common stock on December 1, 2008 was $62.03.

Exercise of Award; Form of Consideration. The Compensation Committee determines the times at which options and other purchase rights may be exercised, and the methods by which payment of the purchase price may be made. No loans are extended by BD to any participant in connection with the exercise of an award (although BD is permitted to maintain or establish broker-assisted “cashless exercise” programs for stock options).

Stock Options and Stock Appreciation Rights. The duration of stock options and SARs granted under the plan is established by the Compensation Committee, but may not exceed ten years. The Compensation Committee may impose a vesting schedule on stock options and SARs. Unless otherwise provided by the Compensation Committee, employee stock options and SARs:

•	are exercisable following termination of employment without cause for three months, to the extent such awards were exercisable at the time of termination;

•	become fully vested upon retirement, death and disability, and otherwise remain in effect in accordance with their terms; and

•	otherwise lapse upon termination of employment.

Stock options granted under the plan may be “incentive stock options” (“ISOs”), which afford certain favorable tax treatment for the holder, or “nonqualified stock options” (“NQSOs”). See “Tax Consequences” below.

Restricted Stock and Restricted Stock Units. The Compensation Committee may impose restrictions on restricted stock and restricted stock units, in its discretion. Upon death, disability, retirement or termination without cause, all restrictions on restricted stock and restricted stock units will no longer apply. In all other cases of termination of employment during the restriction period, all restricted stock and restricted stock units will be forfeited.

Performance Units. Performance units vest upon the attainment of performance goals established by the Compensation Committee. The Compensation Committee establishes the performance criteria, the length of the performance period and the form and time of payment of the award. Upon retirement or involuntary termination without cause during the performance period, a holder of performance units will receive a pro rata portion of the amount otherwise payable under the award. In all other cases of termination of employment during the performance period, the rights of the holder will be as determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may establish the terms and conditions of other stock-based awards, such as dividend equivalent rights.

Performance-Based Compensation Awards. Awards (other than stock options and SARs) to certain senior executives will, if the Compensation Committee intends any such award to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Compensation Committee: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee, (vii) Market Share, (viii) Return on Invested Capital or (ix) Net Income (each as defined in the plan). Such targets may relate to BD as a whole, or to one or more units of BD, and may be measured over such periods, as the Compensation Committee determines. The maximum number of shares that may be earned by an executive pursuant to any such performance-based award is 150,000 shares.

Certain Adjustments. If a recapitalization, stock split or other event (including those described in Section 5(e) of the plan) affects the BD common stock in a way that an adjustment is required to preserve the value of outstanding awards and prevent dilution or enlargement of the benefits intended to be made available under the plan, the Compensation Committee will adjust, as it determines equitable: (i) the number and type of shares (or other securities or property) available for awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award. The Compensation Committee may not take any other action to reduce the exercise, grant or purchase price of any award as established at the time of grant.

Transferability. Awards granted under the plan are not transferable other than by will or the laws of descent and distribution, except as otherwise provided by the Compensation Committee. However, in no event may an award be transferred by a participant for value. Except to the extent a transfer is permitted, an award is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

Deferral

Recipients of awards have the right to defer the receipt of any or all of the shares deliverable upon settlement of an award in accordance with the terms and conditions of BD’s deferral plans described previously in this proxy statement.

Change in Control

Unless otherwise specified by the Compensation Committee, upon a change in control (as defined in the plan), all awards issued under the plan will become fully vested and exercisable, and any restrictions applicable to any award will lapse.

Amendment and Termination

The Board of Directors may amend, discontinue or terminate the plan or any portion of the plan at any time. Shareholder approval may also be required by New York Stock Exchange, tax or regulatory requirements for certain amendments.

New Plan Benefits

The issuance of any awards under the plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. The table below sets forth the awards that were provided under the plan during the 2008 fiscal year. For information regarding grants made to date in fiscal year 2009 to the named executive officers, please refer to page 38.

Becton, Dickinson and Company
2004 Employee and Director Equity-Based Compensation Plan

Name and Position	Stock Appreciation Rights	Performance Units	Restricted Stock Units(1)
Edward J. Ludwig Chairman, President and Chief Executive Officer	75,029	23,140	14,229
Gary M. Cohen Executive Vice President	18,157	5,600	3,443
John R. Considine Vice Chairman	23,259	7,173	4,411
Vincent A. Forlenza Executive Vice President	18,157	5,600	3,443
William A. Kozy Executive Vice President	18,157	5,600	3,443
All executive officers as a group	204,904	63,194	38,858
All non-employee directors as a group	0	0	18,900
BD employees other than executive officers, as a group	1,240,604	382,617	411,867

(1)	For the executive officers, represents awards of Career Shares.

Tax Matters

The following is a brief summary of the principal income tax consequences under current federal income tax laws relating to awards under the plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options and Stock Appreciation Rights. An optionee or SAR recipient will not recognize any taxable income upon the grant of an NQSO or SAR and BD will not be entitled to a tax deduction with respect to the grant of an NQSO or SAR. Upon exercise of an NQSO or SAR, the excess of the fair market value of the underlying shares of BD common stock on the exercise date over the option exercise price will be taxable as compensation income to the grantee and will be subject to applicable withholding taxes. BD will generally be entitled to a tax deduction at such time in the amount of such compensation income. The grantee’s tax basis for the shares received pursuant to the exercise of an NQSO or SAR will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of shares received upon the exercise of an NQSO or SAR, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or exercise of an ISO while an employee (or within three months after termination of employment), and BD will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to BD, if the ISO is not exercised while the optionee is employed by BD or within three months after termination of employment, or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax. A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares, over (ii) the option exercise price of such shares, will be ordinary income to the optionee, and BD will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by BD.

Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If restricted stock for which a Section 83(b) election has been made is subsequently forfeited, the holder will not be able to recover any taxes that were paid as a result of such election. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, BD generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted Stock Units and Performance Units. The grant of an Award of restricted stock units or performance units will not result in income for the grantee or in a tax deduction for BD. Upon the settlement of such an Award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and BD generally will be entitled to a tax deduction in the same amount.

Equity Compensation Plan Information

The following table provides certain information as of September 30, 2008 regarding BD’s equity compensation plans.

Plan Category	(a)		(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	17,554,251	(2)	$46.94	4,167,207	(3)
Equity compensation plans not approved by security holders	2,027,757	(4)	$32.85	0	(5)

Total	19,582,008		$46.90	4,167,207

(1)

Shares issuable pursuant to outstanding awards of performance units and restricted stock units under the BD 2004 Employee and Director Equity-Based Compensation Plan (the “2004 Plan”) and the BD Stock Award Plan, as well as shares issuable under BD’s 1996 Directors’ Deferral Plan, Deferred Compensation and Retirement Benefit Restoration Plan and Global Share Investment Program (“GSIP”), are not included in the calculation of weighted-average exercise price, as there is no exercise price for these shares.

(2)

Includes (i) 14,551,911 shares issuable under outstanding stock options and stock appreciation rights and (ii) 2,992,340 shares distributable under performance unit awards and restricted stock unit awards granted under the 2004 Plan and Stock Award Plan (with performance unit awards listed at target payout amounts).

(3)	Includes 3,954,723 shares available for issuance under the 2004 Plan, and 212,484 shares available for issuance under the 1994 Restricted Stock Plan for Non-Employee Directors.

(4)

Includes 45,254 shares issuable pursuant to outstanding stock options granted under BD’s Non-Employee Directors 2000 Stock Option Plan. Also includes 97,881 shares issuable under BD’s 1996 Directors’ Deferral Plan, 454,316 shares issuable under BD’s Deferred Compensation and Retirement Benefit Restoration Plan, and 1,430,306 shares issuable under the GSIP, based on participant account balances as of September 30, 2008.

(5)

Does not include shares issuable under the 1996 Directors’ Deferral Plan, the Deferred Compensation and Retirement Benefit Restoration Plan or the GSIP. There are no limits on the number of shares issuable under these plans, and the number of shares that may become issuable will depend on future elections made by plan participants.

Deferred Compensation and Retirement Benefit Restoration Plan. Information regarding the Deferred Compensation and Retirement Benefit Restoration Plan can be found beginning on page 43 of this proxy statement. The shares held in the plan as of September 30, 2008 include 172,535 shares acquired by participants through cash deferrals and 281,781 shares deferred under participants’ equity-based compensation awards. In the event a participant elects to have cash compensation deferred in a BD common stock account, the participant’s account is credited with a number of shares based on the prevailing market price of the BD common stock. The cash deferred by the participant is used to purchase the shares of BD common stock on the open market, which are then held in a trust.

Global Share Investment Program. BD maintains a Global Share Investment Program (“GSIP”) for its non-U.S. employees in certain jurisdictions outside of the U.S. The purpose of the GSIP is to provide non-U.S. employees with a means of saving on a regular and long-term basis and acquiring a beneficial interest in BD common stock. Participants may contribute a portion of their base pay, through payroll deductions, to the GSIP for their account. BD provides matching funds of up to 3% of the participant’s base pay through contributions to the participant’s plan account, which contributions are immediately vested. Employee contributions to the GSIP are invested in shares of BD common stock. These contributions are used to purchase the shares of BD common stock on the open market, which are then held in a trust.

A participant may withdraw the vested portion of the participant’s account, although such withdrawals must be in the form of a cash payment if the participant is employed by BD at the time of withdrawal. Following termination of service, withdrawals will be paid in either cash or shares, at the election of the participant.

Non-Employee Directors 2000 Stock Option Plan. Directors formerly received grants of non-qualified stock options under the Non-Employee Directors 2000 Stock Option Plan (the “Directors Stock Option Plan”), which provided for the granting of non-qualified stock options at each Annual Meeting to each non-employee director elected at or continuing to serve after such meeting. Options are no longer granted under the Directors Stock Option Plan. The exercise price of stock options granted under the plan was the fair market value of the BD common stock on the date of grant. Each option granted under the plan has a term of 10 years from its date of grant. The options granted under the plan have vesting periods of three to four years, depending on the year of grant. In the event of a tender offer for more than 25% of the outstanding common stock, or a “change in control” of BD (as defined in the plan), all outstanding options under the plan become immediately vested and exercisable.

1996 Directors’ Deferral Plan. The 1996 Directors’ Deferral Plan allows non-management directors to defer receipt, in an unfunded cash account or a BD common stock account, of all or part of their annual retainer and other cash fees. In the event a director elects to have fees deferred in a BD common stock account, the director’s account is credited with a number of shares based on the prevailing market price of the BD common stock on the due date of such payment. The cash fees deferred by the director are used to purchase the shares of BD common stock on the open market, which are then held in a trust. The number of shares credited to the BD common stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the common stock. Participants may elect to have amounts held in a cash account converted into a BD common stock account. The plan is not qualified, and participants have an unsecured contractual commitment of BD to pay the amounts due under the plan. When such payments are due, the cash and/or common stock will be distributed from BD’s general assets.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

Proposal 5.	APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS

BD is seeking shareholder approval of the material terms of performance goals under the 2004 Employee and Director Equity-Based Compensation Plan. Shareholder approval of such terms would preserve BD’s ability to deduct compensation associated with future performance-based awards made under the plan to certain executives.

Background

Section 162(m) of the Internal Revenue Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than the chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights qualify as performance-based compensation. Other awards that we grant may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of the performance goals selected by the Compensation and Benefits Committee (referred to herein as the “Compensation Committee”). The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the shareholders must approve the material terms of the performance goals every five years.

At the 2004 Annual Meeting held on February 11, 2004, shareholders approved the 2004 Employee and Director Equity-Based Compensation Plan, including the material terms of performance goals to be used by the Compensation Committee for awarding performance-based compensation. The Board is again requesting shareholder approval of the material terms of performance goals under the plan to enable BD to continue to grant awards that will qualify as performance-based compensation for which it may receive income tax deductions.

Employees affected

The BD associates whose compensation would be subject to the performance goals are the members of the BD Leadership Team. The BD Leadership Team consists of 45 members of senior management, and includes the named executive officers listed in the Summary Compensation Table on page 34. Although federal tax laws only limit deductibility for compensation paid to the covered employees mentioned above, we may apply the performance goals to all members of the BD Leadership Team so that, in the event any of them becomes a covered employee during the time that they hold an award, such award will be deductible as performance-based compensation.

Performance goals

Performance-based awards (other than stock options and stock appreciation rights) will, if the Compensation Committee intends any such award to qualify as performance-based compensation under Section 162(m), become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Compensation Committee: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee, (vii) Market Share, (viii) Return on Invested Capital, or (ix) Net Income. Each of these performance measures is defined in the plan.

Maximum award amounts

The maximum number of shares that may be earned by and payable to a member of the BD Leadership Team pursuant to a performance-based award (other than stock options or stock appreciation rights) is 150,000 shares, subject to adjustment as described in Section 5(e) of the plan. It is BD’s practice to grant performance-based awards to BD Leadership Team members only once per fiscal year.

Material terms of the plan

The material features of the plan and plan awards are described above under Proposal 4, beginning on page 50.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

Proposal 6.	SHAREHOLDER PROPOSAL ON SPECIAL
SHAREHOLDER MEETINGS

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, beneficial owner of 600 shares of BD common stock, has informed BD that he plans to introduce the following proposal at the meeting:

6 – Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting, in compliance with applicable law.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer.

Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring—when events unfold quickly and issues may become moot by the next annual meeting.

Eighteen (18) proposals on this topic averaged 56%-support in 2007 – including 74%-support at Honeywell (HON) according to RiskMetrics. Honeywell soon announced that it adopted this proposal topic.

Fortunately our board said it will take the steps necessary to adopt annual election of each director. This was apparently in response to our 83% vote for a 2008 shareowner proposal to adopt annual election of each director within one-year. However our company said it will drag out its adoption process for 3-years.

Statement of Kenneth Steiner

The merits of this Special Shareowner Meetings proposal should be considered in the context of improvements needed in our company’s corporate governance and individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	Two directors owned no stock: Marshall Larson Cathy Minehan

•	Cathy Minehan also received 10-times as many no-votes compared to three other Becton, Dickinson directors.

•	Plus Ms. Minehan amazingly received 20 million more no-votes than a proposal that was targeted for a no-vote by our management.

•	Plus Ms. Minehan will not be subject to a shareowner vote until 2011.

Additionally:

•	We had an 80% shareowner vote requirement which could prevent us from obtaining a profitable offer for our stock.

•	Our company did not have an Independent Chairman.

•	This was compounded by the 21-years of director tenure for our Lead Director, Henry Becton – Independence concern.

•	Total CEO annual pay was $21 million and we, as shareowners did not have the opportunity to cast an advisory vote on this $21 million paycheck.

•	Plus the same Henry Becton chaired our executive pay committee.

•	We did not have cumulative voting.

•	Some directors will have 3-year terms until 2011.

•	Our management reverse-edited part of our 2008 proxy statement to make it less readable.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings —
Yes On 6

* * *

BOARD OF DIRECTORS’ RESPONSE

The Board of Directors recommends a vote AGAINST Proposal 6 for the following reasons:

Under the New Jersey corporation law, the holders of 10% or more of BD’s common stock already have the right to call a special shareholders meeting provided they make a showing of good cause before a New Jersey state court. Accordingly, the Board does not believe that the Proposal would grant to shareholders any significant powers they do not already possess. The good cause requirement, characterized as a “desirable protection to the corporation” in the accompanying legislative commentary, allows the holders of 10% or more of BD stock to call a special meeting for a good cause, while at the same time shielding shareholders and BD from the time and expense of calling unnecessary special meetings. Absent this good cause requirement, disgruntled or special interest minority shareholders could subject BD to multiple meetings for frivolous or self-serving purposes at significant expense and disruption to BD’s operations. In this regard, we note that the Proposal contains no limitations on the number of special meetings that may be called or the purpose for which they may be called.

The proponent of the Proposal presents no good reason for seeking to grant to shareholders the power to call a special meeting under circumstances beyond those expressly provided for under the New Jersey corporation law – i.e., the power to call special meetings in absence of good cause. Two examples are cited by the proponent in support of his proposal – electing new directors and a “major restructuring.” However, if a new directorship or vacancy is filled by the Board, the person so appointed is required under New Jersey law to be elected by the shareholders at the next annual meeting. We believe this requirement mitigates the need for a special shareholder meeting. As for a “major restructuring,” if the proponent is referring to a merger, a consolidation, or a sale of substantially all of BD’s assets, BD’s Restated Certificate of Incorporation and New Jersey law require that such actions be approved by the requisite vote of its shareholders.

The Board of Directors also does not believe that there is merit to the proponent’s contention that the ability of shareholders to call a special meeting is necessary to prevent the Board from becoming insulated from investors. In fact, contrary to the proponent’s assertions, BD has instituted strong governance practices and policies that demonstrate the Board’s commitment to transparency and accountability. These practices and policies cover a wide array of subject areas, including:

•	Twelve of the Board’s fourteen members are independent;

•	The establishment of a Lead Director position in 2002;

•	Annual evaluation of the Chief Executive Officer by the Board;

•	Annual self-evaluation by the Board;

•	A resignation process for situations where director nominees fail to receive a majority affirmative vote in an uncontested election;

•	A director retirement policy;

•	Conflicts of interest and ethics compliance requirements;

•	The termination of BD’s shareholder rights plan (“poison pill”);

•	Frequent interaction by management with the investment community; and

•	A multi-channel process for communicating with directors.

In addition, as more fully discussed in Proposal 3, we are presenting for shareholder approval at the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) an amendment to BD’s Restated Certificate of Incorporation, pursuant to which all directors standing for election would be elected to one-year terms.

In conclusion, the Board believes that New Jersey law appropriately addresses how special shareholder meetings may be called. In addition, the Board will continue to fulfill its fiduciary duties and exercise its business judgment in referring matters to special meetings for consideration when it determines that doing so would be in the best interests of BD and its shareholders. By maintaining the current approach to special meetings, the Board believes the overall interests of BD and its shareholders are well-served. BD’s existing governance mechanisms also enhance our accountability to shareholders and enable the Board and management to run BD in an effective manner. In light of the foregoing, the Board believes that adoption of this proposal is not necessary, and is not in the best interests of BD or its shareholders.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 6.

Proposal 7.     SHAREHOLDER PROPOSAL ON CUMULATIVE VOTING

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, DC 20037, owner of 800 shares of BD common stock, has informed BD that she plans to introduce the following proposal at the meeting:

RESOLVED: “That the stockholders of Becton Dickinson, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 71,175,797 shares, representing approximately 35.8% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

*     *     *

BOARD OF DIRECTORS’ RESPONSE

The Board of Directors recommends a vote AGAINST Proposal 7 for the following reasons:

This proposal has been submitted at the past 12 annual meetings and has been rejected by our shareholders each time.

The Board, like most S&P 500 companies, continues to believe that directors should be elected through a system that assures that directors will represent the interests of all shareholders, not just those of particular groups. Cumulative voting could enable individual shareholders or groups of shareholders with less than a majority of the shares to pool their votes to elect directors concerned with advancing the positions of the group responsible for their election, rather than the positions that are in the best interests of BD and of all of our shareholders. In addition, the support by directors of the special interests of the constituencies that elected them could create partisanship and divisiveness among Board members and impair the Board’s ability to operate effectively as a governing body, to the detriment of all BD shareholders. For these reasons, cumulative voting also may interfere with the Corporate Governance and Nominating Committee’s ongoing efforts to develop and maintain a Board of Directors possessing the wide range of skills, characteristics and experience, and a team-oriented ethic, necessary to best serve all shareholders’ interests.

The Board believes that BD’s current system of electing directors, with each share entitled to one vote for each nominee, will continue to work successfully in the future, as it has in the past. The Board consists predominantly of independent, non-management directors, and the Board committee responsible for identifying and recommending qualified individuals for director consists solely of independent, non-management directors. This ensures that the Board will continue to exercise independent judgment and remain accountable to all BD shareholders, rather than to a particular group.

The Board also believes that cumulative voting is unnecessary in light of BD’s strong governance practices that help ensure that the Board will maintain an independent perspective. BD’s Corporate Governance Principles demonstrate the many ways in which the Board and the Company are responsive and accountable to all of BD’s shareholders on an ongoing basis. These provisions cover a wide array of subject areas, including: the designation of a Lead Director; evaluations of the Chief Executive Officer and the Board; procedures to address situations where director nominees fail to receive a majority affirmative vote in an uncontested election; conflicts of interest and ethics compliance; the expiration without renewal or replacement of BD’s shareholder rights plan (“poison pill”); and certain disclosure practices. In addition, following a vote of the shareholders at the 2008 Annual Meeting of Shareholders supporting a proposal requesting the adoption of the annual election of directors, we are presenting for shareholder approval at the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) an amendment to BD’s Certificate of Incorporation, pursuant to which all directors standing for election from and after such shareholder approval (commencing with the directors to be elected at the 2009 Annual Meeting) would be elected to one-year terms.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 7.

SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2010 ANNUAL MEETING

Any proposal that a shareholder wishes to submit for inclusion in BD’s proxy materials for the 2010 Annual Meeting pursuant to SEC Rule 14a-8 must be received by BD not later than August 24, 2009. Notice of any other proposal or director nomination that a shareholder wishes to propose for consideration at the 2010 Annual Meeting pursuant to BD’s By-Laws must be delivered to BD no earlier than October 6, 2009, and not later than November 5, 2009. Such other proposal or director nomination also must satisfy the information and other requirements specified in BD’s By-Laws. Any shareholder proposal or director nomination submitted to BD in connection with the 2010 Annual Meeting should be addressed to: Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

APPENDIX A
BECTON, DICKINSON AND COMPANY (BD)
STATEMENT OF CORPORATE GOVERNANCE PRINCIPLES
Adopted November 27, 2001,
As amended and restated September 23, 2008

1) Board Committees, Their Number, Structure and Charters

The Board has the following standing committees: Audit, Compensation and Benefits, Corporate and Scientific Affairs, Corporate Governance and Nominating, Executive, and Finance. The charter of each committee is reviewed on an annual basis, first by the committee, and then by the Corporate Governance and Nominating Committee, which recommends any changes it deems necessary or appropriate to the Board for consideration. Each committee’s charter is posted on BD’s website, www.bd.com/investors/corporate_governance/. The Board possesses the requisite authority to appoint new committees as the need may arise, or to disband a current committee except as otherwise provided for by applicable law, regulations, the requirements of the New York Stock Exchange (“NYSE”), or BD’s Certificate of Incorporation or By-Laws.

2) Independence of Committees

It is BD’s policy that only independent directors serve on the Audit, Compensation and Benefits, and Corporate Governance and Nominating Committees.

3) Assignment and Rotation of Committee Members and Chairs

The Board, after consultation with the Chairman, designates the members of its committees, taking into account their particular expertise, experience and preferences.

The Board does not believe in mandating the fixed rotation of committee members and/or committee chairs, since there may be reasons at a given point in time for maintaining continuity. However, the Board will seek to rotate committee members and chairs on a staggered basis within each committee on an average of every five years, provided that the Board may extend committee membership in any given case if it deems it appropriate in order to ensure continuity and the availability of experience derived through longevity.

4) Chairman and Chief Executive Officer Roles

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and the Chief Executive Officer in such a manner as the Board considers appropriate for BD at the time. Under certain circumstances, the Board may determine that it is appropriate to separate the Chairman and Chief Executive Officer roles. However, the Board currently believes that it is in BD’s best interest for the Chief Executive Officer to serve as the Chairman. This arrangement permits a unified vision for BD and provides an efficient and effective leadership structure while maintaining balance through the emphasis on independence in BD’s Board and committee structure, including the designation of a Lead Director and other independence safeguards contained in these Principles.

5) Board Leadership; Lead Director

(a)

The Board notes that all directors ultimately are elected by the shareholders, and all have an equal voice. The Board as a whole is free, should a special need arise, to call upon any one or more directors to provide leadership in a given situation. The Board understands that leadership in certain subject areas falls to the committee chair(s) responsible for the subject matter giving rise to the need, and that the chairs function as the committee liaisons to the Chairman and the rest of the Board.

(b)

The Board also believes that at such times as the Chairman is not an independent director, it is appropriate and necessary for the independent directors to designate a Lead Director, who would be expected to serve in such capacity for several years. In circumstances in which the non-management directors meet without any management present, the Lead Director shall preside over such meeting. The Lead Director also shall: have the authority to call meetings of the independent directors; consult on and approve Board meeting agendas; consult on and approve Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; serve as a liaison between the non-management members of the Board and the Chairman, and as a contact person to facilitate communications by BD’s employees, shareholders and others with the non-management members of the Board. The Corporate Governance and Nominating Committee shall review the designation of the Lead Director at least annually and recommend any change in the Lead Director it deems appropriate to the Board.

6) Mix of Directors

It is BD’s policy that the Board shall be composed predominantly of independent directors, thereby ensuring their availability to serve on the Audit, Compensation and Benefits, and Corporate Governance and Nominating Committees. No more than two members of BD’s management, or who held BD management responsibilities within the preceding three years, shall be members of the Board at any given point in time.

7) Determination of Director Independence

The Board shall affirmatively determine each director’s independence on an annual basis (including for purposes of membership on the Audit, Compensation and Benefits, and Corporate Governance and Nominating Committees) based on applicable regulatory requirements of the Securities and Exchange Commission (“SEC”), the NYSE, and these Principles. An “independent” director shall be defined to mean a director who has none of the relationships with BD set forth in paragraph (a) below, and otherwise has no direct or indirect material relationship with BD or its management (either directly or as a partner, shareholder, principal or officer of an organization (including any parent or subsidiary in a consolidated group with the organization) that has a relationship with BD) that would interfere with the exercise of independent judgment by such director. However, the Board believes all directors should hold meaningful equity ownership positions in BD, which shall not affect a director’s independence. The Board, in its business judgment, will determine, based on all relevant facts and circumstances and in a manner consistent with the guidelines set forth below, whether a director has a relationship with BD or its management that would interfere with such director’s exercise of his or her independent judgment. The following guidelines shall be followed by the Board in determining director independence:

(a)	Consistent with the applicable NYSE listing standards, under any circumstances, a director is not independent if:

(i)	the director is, or within the last three years was, employed by BD;

(ii)	an immediate family member (as defined below) of the director is, or within the last three years was, employed by BD as an executive officer;

(iii)

the director or an immediate family member of the director received more than $120,000 in direct compensation from BD during any twelve-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iv)

(A) the director is a current partner or employee of a firm that is BD’s internal or external auditor; (B) an immediate family member of the director is a current partner of that firm; (C) an immediate family member of the director is a current employee of that firm and personally works on BD’s audit; or (D) the director or an immediate family member was, within the last three years, a partner or employee of that firm and personally worked on BD’s audit within that time;

(v)

the director or an immediate family member of the director is, or within the last three years was, employed as an executive officer of a company where any of BD’s present executive officers at the same time serves or served on the compensation committee of that company’s board of directors; or

(vi)

the director is a current employee, or whose immediate family member is a current executive officer, of a company that made payments to, or received payments from, BD for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent of the consolidated gross revenues of the other company.

(b)	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

(i)

if the director or an immediate family member of the director currently is a director, general partner, executive officer or controlling shareholder of, or is otherwise currently affiliated with, another company that is indebted to BD, or to which BD is indebted, and the total amount of either company’s indebtedness to the other does not exceed: (A) one percent of the total consolidated assets of BD as of the end of its most recently completed fiscal year or (B) one percent of the total consolidated assets of the other company as of the end of its most recently completed fiscal year;

(ii)

if the director or an immediate family member of the director currently is an executive officer or director of, or is otherwise currently affiliated with, another company in which BD owns an equity interest, and the amount of the equity interest held by BD is less than 10% of the outstanding voting securities of the other company;

(iii)

if the director or an immediate family member of the director currently serves as an executive officer, director or trustee of, or is otherwise currently affiliated with, a charitable organization, and BD’s annual charitable contributions to that organization (excluding contributions by BD under its established Matching Gift Program) are less than the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues in its most recent fiscal year; and

(iv)

if the director or an immediate family member of a director is a current director, trustee, general partner, executive officer or controlling shareholder of, or is otherwise currently affiliated with, a company or professional entity (including any law firm or investment banking firm) that made payments to, or received payments from, BD for property or services in an amount which, in any single fiscal year, do not exceed the greater of $1,000,000 or two percent of the consolidated gross revenues of the other company or entity.

(c)

For relationships not covered by the guidelines contained in paragraph (b) above, the determination of whether or not the relationship is material, and therefore whether the director is independent, shall be made by the directors (excluding the director with the relationship) who satisfy the independence guidelines set forth in this Principle No. 7.

For purposes of these guidelines, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such director’s home. An immediate family member does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Annually, the Board will review all relationships of directors with BD to determine whether directors are independent. The Board may determine that a director who has a relationship that exceeds the limits described in paragraph (b) is nonetheless independent. The basis for any such determination will be explained in BD’s next annual proxy statement.

Each independent director is required to notify the Chair of the Corporate Governance and Nominating Committee, as soon as reasonably practicable, of any change in his or her personal circumstances that may affect such director’s independence. The Board, upon recommendation from the Corporate Governance and Nominating Committee, shall consider the matter and the necessity of taking any action.

8) Board Size

The Board periodically reviews its size to consider the number of directors that is most effective for its operation, within the range authorized by BD’s Certificate of Incorporation, which is between three and twenty-one members. In general, the Board believes that its appropriate size consists of between ten and fifteen members, recognizing that retirements, resignations and recruiting delays, as well as the availability of one or more qualified candidates, may result periodically in the Board consisting, for some transitional period, of a slightly greater or lesser number of directors than the Board may have targeted.

9) Director Retirement Policy

It is BD’s policy that directors retire from the Board effective at the conclusion of the Annual Meeting of Shareholders following their seventy-second birthday. Under special circumstances, the Board may approve exceptions to this policy. The Board believes, however, that any exceptions should be rare.

10) Term Limits

It is BD’s policy to avoid term limits for directors, which have the disadvantage of discontinuing the availability and contributions of directors who have developed experience with, and insight into, BD and its needs over a period of time.

11) Changes in Directors’ Primary Responsibilities; Outside Commitments

(a)

It is BD’s policy that every director, including the Chief Executive Officer and any other directors with BD management responsibilities, must notify the Chairman of his or her retirement, of any change in employer, and of any other significant change in the director’s principal professional occupation, and in connection with any such change, offer to submit his or her resignation from the Board for consideration by the Corporate Governance and Nominating Committee. The Board, upon recommendation from the Corporate Governance and Nominating Committee, then considers the continued appropriateness of Board membership under the new circumstances and the action, if any, to be taken with respect to the offer to submit his or her resignation.

(b)

As a corollary, it is BD’s policy that every director should seek the consent of the Chairman (or if the Chairman is seeking consent, the Lead Director) and of the Corporate Governance and Nominating Committee, and confirm the absence of any material actual or potential conflict, prior to accepting any invitation to serve on another corporate or not-for-profit board or with a government or advisory group.

(c)

While a director’s service on the boards of other publicly-traded companies may provide experience that benefits both the director and BD, directors are expected to devote sufficient time to effectively fulfill their duties as directors. Accordingly, while a director may serve on the board of directors of publicly-traded companies in addition to the BD Board, it is BD’s policy that such service should be limited to a reasonable number of companies so as not to conflict with his or her responsibilities as a director of BD.

(d)

No director who is a member of BD’s Audit Committee may, at the same time, serve on the audit committees of more than two other publicly-traded companies, unless the Board determines that such simultaneous service would not impair such director’s ability to effectively serve on BD’s Audit Committee.

12) Evaluation By Non-Management Directors of the Chief Executive Officer

It is BD’s policy that the non-management directors meet privately not less than once a year to evaluate the performance of the Chief Executive Officer. The evaluation is based on objective and subjective criteria, including an assessment of the performance of the businesses, accomplishment of long-term strategic objectives, and management development. A clear understanding between the non-management directors and the Chief Executive Officer regarding BD’s expected performance and how that performance is to be measured is critical to the process.

The Compensation and Benefits Committee considers the results of the evaluation when recommending to the Board the Chief Executive Officer’s compensation. The Lead Director communicates the results of this evaluation to the Chief Executive Officer.

13) Meetings of Non-Management Directors

The non-management directors shall meet privately as a matter of course, without any management present, not less than three times a year, over the course of which their activities shall include, among other things, the performance review of the Chief Executive Officer described in Principle No. 12, and approval by the independent directors of the recommendations of the Compensation and Benefits Committee regarding the

Chief Executive Officer’s compensation. These meetings should be scheduled as a matter of course for each fiscal year by the Corporate Secretary.

The non-management directors also may meet in executive session at other times during the year to consider issues they deem important to address without management present.

Following each meeting of the non-management directors, the Lead Director will discuss with the Chairman, to the extent appropriate, matters addressed in or arising from the private meeting.

14) Evaluation of the Board and Board Committees

It is the Board’s policy to review on an annual basis its performance and effectiveness as a whole, with each director completing a questionnaire developed by the Corporate Governance and Nominating Committee with respect to certain specified criteria. Such criteria shall be posted on BD’s website, www.bd.com/investors/corporate_governance/. The collective ratings and comments are compiled in advance of the review session and are presented by the Chair of the Corporate Governance and Nominating Committee to the full Board for discussion.

Annual self-assessments also are conducted by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established, in part, on the basis of its charter.

15) Evaluation of Individual Director Performance

It is BD’s policy that the Corporate Governance and Nominating Committee shall assess on the basis of pre-established criteria, the performance of each individual director standing for re-election at the next Annual Meeting of Shareholders. The pre-established criteria address each director’s core competencies, independence and level of commitment. Among the criteria included in assessing a director’s level of commitment are the following: all directors are expected to attend Board meetings and meetings of the committees on which they serve; to review all materials provided to them in advance of any meeting; to be knowledgeable about the strategies and affairs of BD and the industry and competitive environment in which it operates; and to actively participate in deliberations of the Board and of each committee on which they serve.

It is BD’s policy that directors also are expected to attend the Annual Meeting of Shareholders in the absence of a scheduling conflict or other valid reason.

The Corporate Governance and Nominating Committee considers not only an individual’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board as a whole at that time. If applicable, the Corporate Governance and Nominating Committee also considers the impact of any change in the principal professional occupation of the directors during their prior term of service. This evaluation process allows each director the opportunity to conveniently confirm his or her interest to continue as a member of the Board. Upon completion of the individual director evaluation process, the Corporate Governance and Nominating Committee reports to the full Board its conclusions and recommendations for nominations to the Board.

It is BD’s policy that the Corporate Governance and Nominating Committee also should review and consider the performance of any individual director if a situation were to arise that interfered with the proper performance of his or her duties as a member of the Board.

16) Review of BD’s Performance and Corporate Strategy

The Board reviews BD’s financial performance on a regular basis at Board meetings and through periodic updates, with a particular focus on peer and competitive comparisons. These reviews include the views of management and may also include those of securities analysts or other third parties.

The Board also conducts an annual review of BD’s strategy, and an assessment of its financial performance, on both an absolute basis and in relation to the performance of its peer companies.

17) Composition of the Board and Board Membership Criteria; Selection of New Directors

The Corporate Governance and Nominating Committee is responsible for recommending for Board consideration candidates for election to the Board. The Corporate Governance and Nominating Committee shall review with the Board the appropriate skills and characteristics required of directors in the context of the composition of the Board at any given point in time. On an annual basis, the Corporate Governance and Nominating Committee considers the composition, challenges and needs of the Board as a whole, both in connection with recommending candidates for election to the Board and in analyzing the composition of Board committees.

The assessment of the overall composition of the Board encompasses consideration of diversity, age, skills, international background, and significant experience and prominence in areas of importance to BD. Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills. Candidates should demonstrate a commitment to devote the time required for Board duties including, but not limited to, attendance at meetings. Candidates should be individuals who possess a team-oriented ethic consistent with BD’s Core Values, and who are committed to the interests of all shareholders as opposed to those of any particular constituency.

When considering director candidates, the Corporate Governance and Nominating Committee will seek individuals with backgrounds and qualities that, when combined with those of other directors, will provide a blend of skills and experience that will further and enhance BD’s governance responsibilities and strategic interests. The Corporate Governance and Nominating Committee shall utilize a variety of means to identify prospective nominees for the Board. These may include referrals from other Board members, management, shareholders and other external sources (including retained executive search firms). The Corporate Governance and Nominating Committee shall utilize the same criteria for evaluating candidates irrespective of their source. BD’s annual proxy statement shall inform shareholders that in order to submit a candidate for consideration, a shareholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

18) Voting for Directors

At any meeting of the shareholders at which nominees for director are subject to an uncontested election (that is, the number of nominees is equal to the number of seats), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), promptly shall offer to submit his or her resignation from the Board following certification of the shareholder vote. The Corporate Governance and Nominating Committee shall consider the director’s offer and recommend to the Board the action to be taken with respect to same, which can range from accepting the director’s offer; to maintaining the director but addressing what the Corporate Governance and Nominating Committee believes to the underlying causes of the “withheld” votes; to resolving that the director will not be renominated in the future for election; or to rejecting the director’s offer.

Thereafter, the Board shall promptly notify the director concerned of its decision, and shall publicly disclose its decision (including the process by which the decision was reached and, if applicable, the reasons for rejecting the director’s offer) in a Form 8-K filed with the SEC within four business days following the Board’s decision.

In considering whether to recommend that the Board accept or reject the director’s offer, the Corporate Governance and Nominating Committee will evaluate all relevant factors, including, without limitation: any stated reasons why shareholders “withheld” votes for election from such director; the length of service and qualifications of the director who has offered to submit his or her resignation; the director’s contributions to BD; the impact that accepting the director’s resignation would have on BD’s compliance with the requirements of the SEC, the NYSE and these Corporate Governance Principles; and the best interests of all shareholders. In considering the Corporate Governance and Nominating Committee’s recommendation, the Board will consider the factors reviewed by the Corporate Governance and Nominating Committee and such additional information and factors as the Board believes to be relevant.

All of the procedures described in this Corporate Governance Principle shall be completed within 90 days following certification of the shareholder vote. Any director who offers to submit his or her resignation pursuant to this provision will not participate in the Corporate Governance and Nominating Committee’s or Board’s consideration of whether or not to accept the director’s offer.

In any case in which a director’s offer is accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or to reduce the size of the Board.

If a majority of the members of the Corporate Governance and Nominating Committee received a Majority Withheld Vote at the same election, then the other independent directors who did not receive a Majority Withheld Vote or who were not standing for election will appoint a special Board committee from among themselves solely for the purpose of considering the director’s offer, and will recommend to the Board whether to accept or reject it in the same manner as otherwise would be undertaken by the Corporate Governance and Nominating Committee.

This Corporate Governance Principle will be described in each BD proxy statement relating to an uncontested election of directors.

19) Orientation of Directors and Continuing Education

BD has an orientation and training process available to new members of the Board and to new members of each Board committee. For new directors, this includes providing background information on BD, its products and its industries, meetings with senior management to familiarize the director with BD’s management and its strategies and significant policies, and site visits to BD facilities. Orientation of a new director or new committee member is coordinated by the Corporate Secretary and the Chief Financial Officer and is tailored to the requirements of the individual.

In addition to Board meetings and other activities that may take place at various BD locations, directors are encouraged to visit BD and its subsidiaries from time-to-time, at locations selected in consultation with the Chief Executive Officer, to familiarize themselves with the business of BD and its subsidiaries. These visits should be arranged through the Office of the Corporate Secretary, and directors are requested to report to the full Board following any such visit.

Directors also are encouraged to attend director education courses at BD’s expense. As a matter of practice, BD management from time-to-time, directly or with the assistance of outside advisors, arranges presentations to the Board on current issues or topics relevant to directors of public companies, including current corporate governance trends and practices, and other continuing education presentations.

20) Director Compensation

The Corporate Governance and Nominating Committee and the Board periodically receive reports from independent consultants on trends in director compensation. In addition, the Corporate Governance and Nominating Committee conducts a thorough analysis of director compensation and stock ownership as appropriate and makes recommendations to the Board for any adjustments to director compensation or share ownership guidelines deemed appropriate. Generally, the Board seeks to set director compensation at levels that fairly compensate directors for their responsibilities as directors and that are consistent with compensation levels at companies of similar size and nature as BD. A director who is also a BD employee shall not receive additional compensation for such service as a director.

BD director compensation has focused increasingly on equity compensation for directors. This has included eliminating the director retirement plan, establishing a director deferral plan with an equity investment option, and providing for annual grants of equity-based compensation. The current director equity compensation structure consists of restricted stock units that are not distributable until a director completes his or her service on the Board. This structure is intended to better align the interests of the non-management directors and shareholders. Under the director deferral plan, directors can elect to defer into a BD stock account or other investment options up to the full amount of their annual retainer and committee chair fees. The Board also believes that the director share ownership guidelines ensure adequate share ownership by directors.

21) Director Equity Ownership

The Board believes that directors should hold meaningful equity ownership positions in BD in accordance with share ownership guidelines established by the Board. The current share ownership guidelines require each non-management director to own shares of BD common stock (which includes shares held in the director deferral plan and restricted stock units) valued at fifty percent of the amount obtained by multiplying the annual retainer fee in effect from time to time by the number of years a person has served as a director. The annual restricted stock unit grant, which is not distributed until a director leaves the Board, serves to increase share ownership levels of non-management directors, and ensure compliance with share ownership guidelines.

22) Communication with Directors

There shall be maintained on BD’s website, www.bd.com/investors/corporate_governance/, a procedure by which persons so wishing may communicate with the Board, the non-management directors as a group, or with any individual director (including the Lead Director).

23) Well-Informed Directors

In order for the Board to exercise fully its oversight functions, management provides to the Board access to information regarding BD and the markets in which it operates. This information comes from a variety of sources, including management reports, securities analysts’ reports, information regarding performance of peer companies, direct interaction with senior management, and visits to BD facilities.

24) Board Materials and Presentations

As a general rule, presentations on specific subjects are sent to Board members in advance so that Board meeting time may be conserved and discussion time focused on questions and discussion of key issues.

25) Board and Committee Agendas

The Chairman, together with the Lead Director and the Corporate Governance and Nominating Committee, establishes on an annual basis a list of agenda topics for consideration and review by the Board during the following year. This annual list of agenda topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year.

The Chairman (after consultation with the Lead Director) shall establish the agenda and schedule for each Board meeting, allowing for an appropriate mix of presentation and discussion. Each director is encouraged to suggest topics he or she wishes to have addressed for inclusion on the Board agenda.

Each committee of the Board, on an annual basis, sets an agenda of topics to be discussed by that committee during the following year. The Chair of each committee, in consultation with other members and management, develops the agenda for each committee meeting.

26) Succession Planning and Management Development

The Board, with the input of the Chief Executive Officer, conducts an annual assessment of the performance and development of senior management. The Board also conducts periodic discussions, not less than once a year, regarding succession of the Chief Executive Officer and other members of senior management, and, with the recommendations of the Chief Executive Officer, identifies potential successor candidates for these roles.

As a matter of policy, the Chief Executive Officer should provide to the Board, on an ongoing basis, his or her recommendation as to a successor in the event of an unexpected disability.

27) Attendance of Non-Directors at Board Meetings; Board Access to Senior Management and Independent Advisors

Members of the BD Leadership Team attend Board meetings and other Board activities on a regular basis. In addition, other members of BD management attend Board and committee meetings when appropriate to provide additional expertise and to expose the Board to a broader pool of management.

The Board has open access to senior management.

The Board and each committee of the Board has the authority to retain, at BD’s expense, its own independent legal, financial and other advisors, as the Board or any committee deems necessary or appropriate.

28) Board’s Interaction with Institutional Investors, Media and Customers

In general, BD management speaks for BD. Individual Board members may, from time-to-time at the request of management or the Board, meet or otherwise communicate with institutional investors, the media and customers.

29) Conflicts of Interest and Ethics Compliance

If an actual or potential conflict of interest develops because of a change in the business operations of BD or a subsidiary, or in a director’s circumstances (for example, significant and ongoing competition between BD and a business with which the director is affiliated), the director should report the matter immediately to the Chairman and the Corporate Governance and Nominating Committee for evaluation and appropriate resolution.

If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the full Board, recuse himself or herself from participation in the discussion, and not vote on the matter.

Each of BD’s directors is required to comply with BD’s Business Conduct and Compliance Guide (the “Guide”). Concerns regarding violations of the Guide by non-management directors of BD are referred to the Corporate Governance and Nominating Committee and to the Chairman. Violations of the Guide by management directors of BD are referred to BD’s General Counsel.

Transactions, arrangements or relationships in which BD is a participant and in which “related persons” (as defined in SEC regulations, which include directors, executive officers and their immediate family members) have, or will have, a material interest, shall be subject to the approvals required under BD’s policy regarding transactions with related persons.

30) Disclosure Regarding Corporate Governance, Director Compensation and Board Evaluation

BD provides disclosure in its annual proxy statement concerning stock ownership guidelines for directors and senior management, a comprehensive description of the board’s self-evaluation processes and the composition of director compensation.

So that shareholders may gain greater knowledge of the Board’s processes, BD’s annual proxy statement shall include the publication of this Statement of Corporate Governance Principles.

31) Charitable Contributions

Proposed charitable contributions, or pledges of charitable contributions, by BD within any given fiscal year in an aggregate amount of $50,000 or more, to an entity for which a BD director or a director’s immediate family member (as defined in Principle No. 7) serves as a director, officer, employee, or member of such entity’s fund-raising organization or committee, shall be subject to prior review and approval or ratification by the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee shall be provided on an annual basis with a report from management of the charitable contributions or pledges made by BD during the prior fiscal year in an amount of $10,000 or more, to any entity for which a BD director or executive officer, or a director’s or executive officer’s immediate family member (as defined in Principle No. 7), serves as a director, officer, employee, or member of such entity’s fund-raising organization or committee. Such report shall be posted on BD’s website, www.bd.com/investors/corporate_governance/.

However, for purposes of determining whether the $50,000 approval threshold or the $10,000 disclosure threshold is reached, no contributions by BD under its established Matching Gift Program shall be included or reported.

32) Executive Officer Membership on Other Boards

It is BD’s policy that, prior to an executive officer agreeing to join any board of an entity unaffiliated with BD (whether for-profit or nonprofit (excluding, for these purposes, any local religious, fraternal, athletic or social organization or club)), the executive officer first must seek the agreement of BD’s Chief Executive Officer, Chief Financial Officer and its General Counsel, pursuant to procedures established by the Company, that any such proposed service would not present an undue conflict of interest or financial risk, to either BD or to the executive officer. Once such agreement is secured, the executive officer then shall seek the approval of the Corporate Governance and Nominating Committee.

As a general rule, the Board believes that executive officers should be limited at any given time to serving on the board of not more than one other publicly-traded company. Any exceptions to this general rule require the prior approval of the Corporate Governance and Nominating Committee.

33) No Provision of Personal Services by BD External Auditor to Members of the Board of Directors or Executive Officers

It is BD’s policy that neither BD, nor any director or executive officer, may engage the external auditor of BD for the purpose of the external auditor providing financial planning, tax preparation (including expatriate tax services) or other personal services (collectively, “Services”) to a director or executive officer. This policy prohibits the engagement of the external auditor for such purposes, regardless of whether the person or persons proposed to provide the Services to a director or executive officer participates or previously participated in a BD audit.

For purposes of this policy, the “external auditor” of BD is defined as any firm engaged by the Audit Committee to provide audit, review or attest services, or to otherwise provide “audit services” to BD within the meaning of the rules of the SEC.

34) Sales of BD Shares by Directors or Executive Officers when BD is Repurchasing Shares

It is BD’s policy to limit its repurchases of BD common stock under a BD stock repurchase program on days on which a director or executive officer sells shares of BD stock, so as to avoid any appearance that the repurchases were intended to support the BD stock price for the benefit of such insiders. For purposes of this policy, the term “sell” includes entering into any contract to sell, pledge or otherwise transfer or dispose of shares of BD common stock, other than gifts or other transfers of shares for no value.

Any director or executive officer intending to sell shares of BD common stock shall provide as much advance notice as is reasonably practicable to the Office of the Corporate Secretary, so as to ensure that BD is not engaging in share repurchases in violation of this policy.

APPENDIX B

PROPOSED AMENDMENT TO BD’S RESTATED CERTIFICATE
OF INCORPORATION

Article V. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three nor more than twenty-one directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. A director shall hold office until his or her term expires and until his or her successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Commencing at the annual meeting of shareholders that is held in calendar year 2009 (the “2009 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director in office at the 2009 Annual Meeting whose term expires at the annual meeting of shareholders held in calendar year 2010 or calendar year 2011 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was previously elected and until such director’s successor shall have been elected and qualified.

Except as otherwise required by law, until the term of a Continuing Classified Director expires or otherwise terminates as aforesaid, such Continuing Classified Director may be removed from office by the shareholders of the Corporation only for cause pursuant to the applicable provisions of the New Jersey Business Corporation Act.

A director elected by shareholders at the 2009 Annual Meeting or at a subsequent annual meeting of shareholders to fill a newly-created directorship or other vacancy shall serve a term expiring at the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

The Board of Directors shall have the power to remove a director for cause and suspend a director pending a final determination that cause exists for removal.

B-1

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APPENDIX C
BECTON, DICKINSON AND COMPANY
2004 EMPLOYEE AND DIRECTOR EQUITY-BASED
COMPENSATION PLAN

As Amended and Restated as of November 25, 2008

Section 1. Purpose.

The purpose of the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan is to provide an incentive to employees of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability and to closely align their interests with those of shareholders.

Section 2. Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the board of directors of the Company.

(e) “Cause” shall mean (i) the willful and continued failure of a Participant to perform substantially the Participant’s duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without the reasonable belief that the Participant’s action or omission was in the best interest of the Company.

(f) “Change in Control” means

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Section 2(f)(iii)(A), Section 2(f)(iii)(B) and Section 2(f)(iii)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof;

(ii) individuals who, as of the day after the effective time of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such time whose election, or nomination for election as a director by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or subsequently all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.

(i) “Company” shall mean Becton, Dickinson and Company.

(j) “Disability” shall mean a Participant’s total disability as defined below and determined in a manner consistent with Code Section 409A and the regulations thereunder:

The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

A Participant will be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company, provided that the definition of disability applied under such disability insurance program complies with the requirements of Code Section 409A and the regulations thereunder.

(k) “Earnings Per Share” shall mean earnings per share calculated in accordance with U.S. Generally Accepted Accounting Principles.

(l) “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

(o) “Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.

(p) “Net Income” shall mean net income calculated in accordance with U.S. Generally Accepted Accounting Principles.

(q) “Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.

(r) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” shall mean any right granted under Section 9.

(u) “Participant” shall mean an individual granted an Award under the Plan.

(v) “Performance Unit” shall mean any right granted under Section 8.

(w) “Restricted Stock” shall mean any Share granted under Section 7.

(x) “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

(y) “Retirement” shall mean a Separation from Service after attainment of retirement as specified in the applicable terms of an Award.

(z) “Return On Common Equity” for a period shall mean net income less preferred stock dividends divided by total shareholders’ equity, less amounts, if any, attributable to preferred stock.

(aa) “Return on Invested Capital” for a period shall mean earnings before interest, taxes, depreciation and amortization divided by the difference of total assets less non-interest bearing current liabilities.

(bb) “Return On Net Assets” for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(cc) “Revenue Growth” shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

(dd) “Plan” shall mean this Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan.

(ee) “Separation from Service” shall mean a termination of employment or other separation from service from the Company, as described in Code Section 409A and the regulations thereunder, including, but not limited to a termination by reason of Retirement or involuntary termination without Cause, but excluding any such termination where there is a simultaneous re-employment by the Company.

(ff) “Shares” shall mean shares of the common stock of the Company, $1.00 par value.

(gg) “Specified Employee” shall mean a Participant who is deemed to be a specified employee in accordance with procedures adopted by the Company that reflect the requirements of Code Section 409A(2)(B)(i) and the guidance thereunder.

(hh) “Stock Appreciation Right” shall mean a right to receive a payment, in cash and/or Shares, as determined by the Committee, equal in value to the excess of the Fair Market Value of a Share at the time the Stock Appreciation Right is exercised over the exercise price of the Stock Appreciation Right.

(ii) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(jj) “Total Shareholder Return” shall mean the sum of the appreciation in the Company’s stock price and dividends paid on the common stock of the Company over a given period of time.

Section 3. Eligibility.

(a) Any individual who is employed by (including any officer), or who serves as a member of the board of directors of, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

(c) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

Section 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, the Plan will be interpreted and administered by the Committee in a manner that is consistent with the requirements of Code Section 409A to allow for tax deferral thereunder, and the Committee shall take no action hereunder that would result in a violation of Code Section 409A.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

Section 5. Shares Available For Awards.

(a) The number of Shares available for issuance under the Plan is 18,000,000 shares, subject to adjustment as provided below. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), (i) no

Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year that relate to more than 250,000 Shares, (ii) the maximum number of Shares with respect to which unrestricted Awards (either as to vesting, performance or otherwise) may be made to employees under the Plan is 450,000 Shares, and (iii) the maximum number of Shares that may be issued with respect to any Awards granted on or after February 3, 2009, other than Awards of Options or Stock Appreciation Rights, shall be 2,000,000.

(b) If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan, except as otherwise provided in Section 5(f).

(c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing, this Section 5(c) will not apply to any such surrender or withholding of Shares occurring on or after November 21, 2006.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(e) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is required in order to preserve the value of issued and outstanding Awards and to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

(g) Upon the exercise of any Stock Appreciation Rights, the greater of (i) the number of shares subject to the Stock Appreciation Rights so exercised, and (ii) the number of Shares, if any, that are issued in connection with such exercise, shall be deducted from the number of Shares available for issuance under the Plan.

Section 6. Options and Stock Appreciation Rights.

The Committee is hereby authorized to grant Options and Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option or Stock Appreciation Right shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right. The exercise price of a Substitute Award may be less than the Fair Market Value of a Share on the date of grant to the extent necessary for the value of Substitute Award to be substantially equivalent to the value of the award with respect to which the Substitute Award is issued, as determined by the Committee.

(b) The term of each Option and Stock Appreciation Right shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(c) The Committee shall determine the time or times at which an Option or Stock Appreciation Right may be exercised in whole or in part, and, with respect to Options, the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(e) Section 10 sets forth certain additional provisions that shall apply to Options and Stock Appreciation Rights.

Section 7. Restricted Stock And Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, that if the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units to an employee of the Company relate exclusively to the passage of time and continued employment, such time period shall consist of not less than thirty-six (36) months. In the event the vesting of any Award of Restricted Stock is subject to the achievement of performance goals, the performance period relating to such Award shall be at least twelve (12) months. Any Award of Restricted Stock Units for which vesting is conditioned upon the achievement of performance goals shall be considered an award of Performance Units under Section 8.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) Upon a Participant’s (i) Separation from Service on account of Retirement, death, Disability or involuntary termination without Cause, any and all remaining restrictions with respect to Shares of Restricted Stock granted to the Participant shall lapse, and (ii) voluntary termination or involuntary termination with Cause, all Shares of Restricted Stock held by the Participant shall be forfeited as of the date of termination.

(e) Notwithstanding anything contained herein to the contrary, upon a Participant’s:

(i) Separation from Service on account of Retirement, involuntary termination without Cause, or Disability any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter, except that, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of such amounts that are made on account of the Specified Employee’s Separation from Service shall be made upon the earlier of (a) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;

(ii) death, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant’s beneficiary shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter; and

(iii) voluntary termination or involuntary termination with Cause, all Restricted Stock Units held by the Participant shall be forfeited as of the date of termination.

Section 8. Performance Units.

(a) The Committee is hereby authorized to grant Performance Units to Participants.

(b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee; provided, that the performance period relating to any Award of Performance Units shall be at least twelve (12) months.

(c) Notwithstanding anything contained herein to the contrary, upon a Participant’s:

(i) Separation from Service on account of Retirement or involuntary termination without Cause prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a pro-rata portion of any amounts otherwise payable with respect to, or a pro-rata right to exercise, the Performance Unit;

(ii) death or Disability prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant or the Participant’s beneficiary shall receive upon such event a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion; and

(iii) voluntary termination or involuntary termination with Cause, all Performance Units held by the Participant shall be canceled as of the date of termination.

Section 9. Other Stock-Based Awards.

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan (provided that no rights to dividends and dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. Additional terms applicable to certain Other Stock-Based Awards are set forth in Section 10. To the extent that any Other Stock-Based Awards granted by the Committee are subject to Code Section 409A as nonqualified deferred compensation, such Other Stock-Based Awards shall be subject to terms and conditions that comply with the requirements of Code Section 409A to avoid adverse tax consequences under Code Section 409A.

Section 10. Effect Of Termination On Certain Awards.

Except as otherwise provided by the Committee at the time an Option or Stock Appreciation Right is granted or in any amendment thereto, if a Participant ceases to be employed by, or serve as a non-employee director of, the Company or any Affiliate, then:

(a) if termination is for Cause, all Options and Stock Appreciation Rights held by the Participant shall be canceled as of the date of termination;

(b) if termination is voluntary or involuntary without Cause, the Participant may exercise each Option or Stock Appreciation Right held by the Participant within three months after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within three months after such termination, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise by reason of the Participant’s death, at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;

(c) if termination is (i) by reason of retirement at a time when the Participant is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any Affiliate (or alternatively, in the case of a non-employee director, at a time when the Participant has served for five full years or more and has attained the age of sixty), or (ii) by reason of disability, each Option or Stock Appreciation Right held by the Participant shall, at the date or retirement or disability, become exercisable to the extent of the total number of shares subject to the Option or Stock Appreciation Right, irrespective of the extent to which such Award would otherwise have been exercisable pursuant to the terms of the Award at the date of retirement or disability, and shall otherwise remain in full force and effect in accordance with its terms;

(d) if termination is by reason of the death of the Participant, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise such Award by reason of the Participant’s death, to the extent of the total number of shares subject to the Award, irrespective of the extent to which such Award would have otherwise been exercisable pursuant to the terms of the Award at the date of death, and such Award shall otherwise remain in full force and effect in accordance with its terms.

Section 11. General Provisions Applicable To Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, in no event shall the Company extend any loan to any Participant in connection with the exercise of an Award; provided, however, that nothing contained herein shall prohibit the Company from maintaining or establishing any broker-assisted cashless exercise program.

(d) Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. In no event may an Award be transferred by a Participant for value. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Every Award (other than an Option or Stock Appreciation Right) to a member of the Executive Group shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv)

Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee (vii) Market Share, (viii) Return on Invested Capital, or (ix) Net Income. For any Award subject to any such pre-established formula, no more than 150,000 Shares can be paid in satisfaction of such Award to any Participant, subject to adjustment as provided in Section 5(e). Notwithstanding any provision of this Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 11(f) applies upon attainment of such pre-established formula.

(g) Unless specifically provided to the contrary in any Award Agreement, upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse. Notwithstanding the foregoing, any Awards that are otherwise subject to Code Section 409A shall not be distributed or payable upon a Change in Control unless the Change in Control otherwise meets the requirements for a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A and the regulations and other guidance promulgated thereunder; instead such Awards shall be distributed or payable in accordance with the Award’s applicable terms.

(h) Non-employee Directors of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the 1996 Directors’ Deferral Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.

(i) Employees of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the Deferred Compensation and Retirement Benefit Restoration Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.

Section 12. Amendments And Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (A) if the effect thereof is to increase the number of Shares available for issuance under the Plan or to expand the class of persons eligible to participate in the Plan or (B) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. In all events, no termination or amendment shall be made in a manner that is inconsistent with the requirements under Code Section 409A to allow for tax deferral.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof and provided further, that the Committee’s authority under this Section 12(b) is limited in the case of Awards subject to Section 11(f), as set forth in Section 11(f) and provided further, that the Committee may not act under this Section 12(b) in a way that is inconsistent with the requirements under Code Section 409A to allow for tax deferral. In no event shall an outstanding Option or Stock Appreciation Right be cancelled and replaced with a new Option or Stock Appreciation Right with a lower exercise price, without approval of the Company’s shareholders, except as provided in Section 5(e).

(c) Except as noted in Section 11(f), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, in connection with a Business Combination, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect or to otherwise comply with the requirements of Code Section 409A so as to avoid adverse tax consequences under Code Section 409A.

Section 13. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of the corporate law of New Jersey and with the requirements, if any, of the New York Stock Exchange, in either case as in effect from time to time.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. Effective Date Of Plan.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

Section 15. Term Of The Plan.

No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

DIRECTIONS TO
THE HILTON SHORT HILLS

FROM MANHATTAN
Lincoln or Holland Tunnel to NJ Tpk to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM BROOKLYN
Take Rte. 278/Belt Pkwy West to Verrazano Narrows Bridge. Continue to the Goethals Bridge to the NJ Tpk. North. Take Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM NEWARK AIRPORT
Take Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM THE NJ TURNPIKE Take to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM NORTH EASTERN
LONG ISLAND
Take Throgs Neck or Whitestone Bridge off the Cross Island Pkwy. After toll, take GW Bridge to Rte. 80 West to the Garden State Pkwy South, to Exit 142 to Rte. 78 West. OR Take GW Bridge to the NJ Tpk South to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM TAPPAN ZEE BRIDGE Follow signs to NY Thruway; continue to Garden State Pkwy South. Take Exit 142 to Rte. 78 West. Continue to Exit 48, Rte. 24 West. Take Exit 7C...* *
FROM THE GARDEN STATE PARKWAY SOUTHBOUND Take Exit 142 to Rte. 78 West, Continue to Exit 48, Rte. 24 West. Take Exit 7C...* *
FROM THE GARDEN STATE PARKWAY NORTHBOUND Take Exit 142 to Rte. 78 West. Take first Exit, marked “Hillside/Rte. 78 West”. Take Rte. 78 West and continue to Exit 48, Rte. 24 West. Take Exit 7C...* *
* * FROM EXIT 7C, JFK PARKWAY, LIVINGSTON/CALDWELL - THE MALL AT SHORT HILLS WILL BE ON YOUR RIGHT. MAKE A LEFT AT THE SECOND TRAFFIC LIGHT THEN MAKE AN IMMEDIATE LEFT INTO HOTEL DRIVEWAY.

FROM ROUTE 287 SOUTHBOUND
Take Exit 37, Rte. 24 East; continue to Exit 7, “Summit/Livingston” and follow signs for JFK Parkway and Mall at Short Hills; make a left at second traffic light, then make an immediate left into the Hotel driveway.

FROM ROUTE 280 WESTBOUND
Take Exit 5A, “Livingston Avenue/Roseland”. Continue on Livingston Avenue approx. 4 miles through Livingston; cross South Orange Avenue, name will change to JFK Parkway. Continue on JFK Parkway; Hotel is approx. 1.5 miles down on right, opposite Mall at Short Hills.

Appendix 1

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting instructions submitted by GSIP participants must be received by 12:00 p.m., EST, on January 28, 2009. Voting instructions submitted by all other BD plan participants must be received by 12:00 p.m., EST, on January 30, 2009. All proxies submitted must be received by 11:00 a.m., EST, on February 3, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/BDX • Follow the steps outlined on the secured website.

Vote by telephone
    • Within the US, Canada & Puerto Rico, call toll free
      1-800-652-VOTE (8683) on a touch tone telephone.
      There is NO CHARGE to you for the call.
    • Outside the US, Canada & Puerto Rico, call
      1-781-575-2300 on a touch tone telephone.
      Standard rates will apply.
    • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card	123456	C0123456789	12345

‚	IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2,3,4 and 5 and AGAINST Proposals 6 and 7.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Claire M. Fraser-Liggett	☐	☐	02 -Edward J. Ludwig	☐	☐	03 - Willard J. Overlock, Jr.	☐	☐

	04 - Bertram L. Scott	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of selection of independent registered public	☐	☐	☐	3. Amendment to BD's Restated Certificate of	☐	☐	☐
accounting firm.				Incorporation.

4. Amendment to the 2004 Employee and Director Equity-	☐	☐	☐	5. Approval of material terms of performance goals.	☐	☐	☐
Based Compensation Plan.

6. Special Shareholder Meetings.	☐	☐	☐	7. Cumulative voting.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian, or other representative capacity, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE

1 U P X 0 2 0 1 5 7 1

Dear Shareholder:

Becton, Dickinson and Company (BD) encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. If you choose to vote your shares by telephone or through the Internet, there is no need to mail back your proxy/voting instruction card. To vote your shares electronically, please have this voting form in hand and follow the instructions outlined on the reverse side.

Your telephone or internet vote authorizes the proxies named on the below proxy/voting instruction card in the same manner as if you marked, signed, dated and returned the proxy/voting instruction card. Again, if you choose to vote telephonically or through the Internet, there is no need to mail back your proxy/voting instruction card.

Your vote is important. Thank you for voting.

‚	IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy / Voting Instruction Card — BECTON, DICKINSON AND COMPANY

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting on February 3, 2009

The undersigned hereby appoints Edward J. Ludwig, John R. Considine, Jeffrey S. Sherman and Dean J. Paranicas, and any of them, with full power of substitution, proxies to attend the Annual Meeting of Shareholders of the Company to be held at 1:00 p.m. EST on Tuesday, February 3, 2009 at the Hilton Short Hills, 21 John F. Kennedy Parkway, Short Hills, New Jersey, and any adjournment thereof, and to vote all shares of the common stock of the Company which the undersigned is entitled to vote upon each of the matters referred to in this proxy and, in their discretion, upon such other matters as may properly come before the meeting.

This card constitutes voting instructions to the respective trustees for any shares of common stock allocated to the undersigned under the Company’s 1996 Directors’ Deferral Plan (“DDP”), the Company’s Deferred Compensation and Retirement Benefit Restoration Plan (“DCP”), The Med-Safe Systems, Inc. Savings Incentive Plan (the “Med-Safe Plan”) and, when so provided, under the Company’s Global Share Investment Program (“GSIP”), and also constitutes voting instructions to the trustees for a proportionate number of shares of common stock in the DDP, DCP, the Med-Safe Plan and GSIP for which voting instructions have not been received.

This card also constitutes voting instructions to the trustee for any shares of common stock allocated to the undersigned under the Company’s Savings Incentive Plan (“SIP”). Shares for which no voting instructions have been received by the SIP trustee will be voted in the same proportion as those for which timely instructions have been received.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If you do not vote by telephone or over the internet, please sign and return this card using the enclosed envelope.

(Items to be voted appear on reverse side.)